                                                                     EXHIBIT 4.1

================================================================================




                                   $65,000,000
                                CREDIT AGREEMENT
                                      AMONG
                          BUTLER MANUFACTURING COMPANY
                                 CERTAIN LENDERS
                                       AND
                 BANK OF AMERICA, N.A., AS ADMINISTRATIVE LENDER

                                  June 20, 2001





================================================================================

                        BANC OF AMERICA SECURITIES LLC,
                     AS LEAD ARRANGER AND SOLE BOOK MANAGER

                                TABLE OF CONTENTS

         Section                                                                                               Page
         -------                                                                                               ----
Article 1 Definitions............................................................................................1
         Section 1.1       Defined Terms.........................................................................1
         Section 1.2       Other Interpretive Provisions........................................................13
         Section 1.3       Accounting Terms.....................................................................13
         Section 1.4       Rounding.............................................................................13
         Section 1.5       References to Agreements and Laws....................................................13

Article 2 Advances..............................................................................................13
         Section 2.1       Advances.............................................................................13
         Section 2.2       Borrowings, Conversions and Continuations of Advances................................14
         Section 2.3       Interest.............................................................................14
         Section 2.4       Commitment Fee.......................................................................15
         Section 2.5       Prepayment...........................................................................16
         Section 2.6       Reduction and Termination of Commitment..............................................16
         Section 2.7       Non-Receipt of Funds by the Administrative Lender....................................16
         Section 2.8       Payment of Principal of Advances.....................................................17
         Section 2.9       Reimbursement........................................................................17
         Section 2.10      Manner of Payment....................................................................17
         Section 2.11      LIBOR Lending Offices................................................................18
         Section 2.12      Sharing of Payments..................................................................18
         Section 2.13      Calculation of LIBOR Rate............................................................18
         Section 2.14      Booking Advances.....................................................................18
         Section 2.15      Taxes................................................................................18
         Section 2.16      Letters of Credit....................................................................19

Article 3 Conditions Precedent..................................................................................22
         Section 3.1       Conditions Precedent to Initial Credit Extension.....................................22
         Section 3.2       Conditions Precedent to All Credit Extensions and Conversions and Continuations......23

Article 4 Representations and Warranties........................................................................23
         Section 4.1       Representations and Warranties.......................................................23
         Section 4.2       Survival of Representations and Warranties, etc......................................26

Article 5 General Covenants.....................................................................................27
         Section 5.1       Preservation of Existence and Similar Matters........................................28
         Section 5.2       Business; Compliance with Applicable Law.............................................28
         Section 5.3       Maintenance of Properties............................................................28
         Section 5.4       Accounting Methods and Financial Records.............................................28
         Section 5.5       Insurance............................................................................28
         Section 5.6       Payment of Taxes and Claims..........................................................28
         Section 5.7       Visits and Inspections...............................................................28
         Section 5.8       Payment of Debt......................................................................29
         Section 5.9       Use of Proceeds......................................................................29
         Section 5.10      Indemnity............................................................................29
         Section 5.11      Material Subsidiary Guaranty.........................................................29
         Section 5.12      ERISA................................................................................29

Article 6 Information Covenants.................................................................................30

         Section 6.1       Quarterly Financial Statements and Information.......................................31
         Section 6.2       Annual Financial Statements and Information; Certificate of No Default...............31
         Section 6.3       Compliance Certificate...............................................................31
         Section 6.4       Notice of Litigation, Default and Other Matters......................................31

Article 7 Negative Covenants....................................................................................31
         Section 7.1       Capitalization Ratio.................................................................32
         Section 7.2       Fixed Charge Coverage Ratio..........................................................32
         Section 7.3       Leverage Ratio.......................................................................32
         Section 7.4       Guaranties...........................................................................32
         Section 7.5       Liens................................................................................32
         Section 7.6       Investments..........................................................................32
         Section 7.7       Acquisitions.........................................................................32
         Section 7.8       Merger, etc..........................................................................33
         Section 7.9       Dispositions.........................................................................33
         Section 7.10      Transactions with Affiliates.........................................................33
         Section 7.11      Business.............................................................................33
         Section 7.12      Sales and Leasebacks.................................................................33
         Section 7.13      Debt.................................................................................33
         Section 7.14      Prepayment of Debt...................................................................33

Article 8 Default...............................................................................................33
         Section 8.1       Events of Default....................................................................33
         Section 8.2       Remedies.............................................................................34

Article 9 Changes In Circumstances..............................................................................35
         Section 9.1       LIBOR Rate Determination Inadequate..................................................35
         Section 9.2       Illegality...........................................................................35
         Section 9.3       Increased Costs......................................................................36
         Section 9.4       Effect On Base Rate Advances.........................................................36
         Section 9.5       Capital Adequacy.....................................................................37
         Section 9.6       Survival.............................................................................37

Article 10 Agreement Among Lenders..............................................................................37
         Section 10.1      Agreement Among Lenders..............................................................37
         Section 10.2      Lender Credit Decision...............................................................39
         Section 10.3      Notice of Default....................................................................39
         Section 10.4      Benefits of Article..................................................................39

Article 11 Miscellaneous........................................................................................39
         Section 11.1      Notices..............................................................................39
         Section 11.2      Expenses.............................................................................41
         Section 11.3      Waivers..............................................................................41
         Section 11.4      Determination by the Lenders Conclusive and Binding..................................41
         Section 11.5      Set-Off..............................................................................41
         Section 11.6      Successors and Assigns...............................................................42
         Section 11.7      Counterparts.........................................................................44
         Section 11.8      Severability.........................................................................44
         Section 11.9      Interest and Charges.................................................................44
         Section 11.10              Headings....................................................................44
         Section 11.11              Amendment and Waiver........................................................44
         Section 11.12              Exception to Covenants......................................................44
         Section 11.13              No Liability of Issuing Bank................................................44
         Section 11.14              Payments Set Aside..........................................................45
         Section 11.15              No Strict Construction......................................................45

         Section 11.16              Foreign Lenders.............................................................45
         Section 11.17              CONFIDENTIALITY.............................................................46
         Section 11.18              GOVERNING LAW...............................................................46
         Section 11.19              WAIVER OF JURY TRIAL........................................................46
         Section 11.20              ENTIRE AGREEMENT............................................................46

         SIGNATURES.....................................................................................S-1

Schedules and Exhibits


Schedule 1.1(a)   LIBOR Lending Offices
Schedule 1.1(b)   Existing Liens
Schedule 1.1(c)   Existing Letters of Credit
Schedule 4.1(a)   Subsidiaries
Schedule 4.1(h)   Existing Litigation
Schedule 4.1(q)   Environmental Matters




Exhibit A         Revolving Credit Note
Exhibit B         Subsidiary Guaranty
Exhibit C         Assignment Agreement
Exhibit D         Compliance Certificate
Exhibit E         Advance Notice

                                CREDIT AGREEMENT

THIS CREDIT AGREEMENT is dated as of June 20, 2001, among BUTLER MANUFACTURING COMPANY, a Delaware corporation (the "Borrower"), the lenders from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), and BANK OF AMERICA, N.A., a national banking association, as Administrative Lender for the Lenders (the "Administrative Lender").

                                   BACKGROUND


The Borrower has requested that the Lenders make available to the Borrower a three-year credit facility in the maximum principal amount of $65,000,000. The Lenders have agreed to do so, subject to the terms and conditions set forth below.

In consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration hereby acknowledged, the parties hereto agree as follows:

                                   DEFINITIONS

DEFINED TERMS.  For purposes of this Agreement:

"Acquisition Liens" means Liens existing on Property (a) of a Person at the time it becomes a Subsidiary or (b) of an on-going business acquired by the Borrower or any Subsidiary after the Agreement Date, so long as in each case such Lien
(i) was not placed on such Property, and does not secure Debt created, incurred, issued or assumed, contemporaneously with, or in any manner in contemplation of, the acquisition of the equity interest of such Person, or such Property, by the Borrower or such Subsidiary, and (ii) does not extend to any other Property of the Borrower or any Subsidiary after such acquisition.

"Acquisitions" means any transaction pursuant to which the Borrower or any of its Subsidiaries, (i) whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest, (A) acquires more than 50% of the voting or equity interest in any Person pursuant to a solicitation by the Borrower or such Subsidiary of tenders of equity securities of such Person, or through one or more negotiated block, market, private or other transactions not involving a tender offer, or a combination of any of the foregoing, (B) causes any Person, other than a Subsidiary of the Borrower or such Subsidiary, to be merged into the Borrower or such Subsidiary or causes any Subsidiary to be merged into any other Person which does become a Subsidiary of the Borrower thereby, or (C) agrees to purchase all or substantially all of the assets of any Person, pursuant to a merger, purchase of assets or other reorganization providing for the delivery or issuance to the holders of such Person's then outstanding securities, in exchange for such securities, of cash or securities of the Borrower or such Subsidiary, or any combination thereof, or (ii) purchases all or substantially all of the business or assets of any Person or of any operating division of any Person.

"Administrative Lender" means Bank of America, N.A., a national banking association, as Administrative Lender for Lenders, or such successor Administrative Lender appointed pursuant to Section 10.1(b) hereof.

"Advance" means any amount advanced by the Lenders to the Borrower pursuant to
Section 2.1 hereof which either may be a Base Rate Advance or a LIBOR Advance.

"Advance Notice" means the Advance Notice substantially in the form of Exhibit E hereto.

"Affiliate" means any Person (other than a Guarantor) (i) who is a director or executive officer of the Borrower or any Subsidiary, (ii) which directly or indirectly through one or more intermediaries Controls, or is Controlled By, or is Under Common Control with, the Borrower, (iii) which beneficially owns or holds securities representing 5% or more of the combined voting power of the voting stock of the Borrower or any Subsidiary or (iv) of which securities representing 5% or more of the combined voting power of the voting stock (or in the case of a Person which is not a corporation, 5% or more of the equity) are beneficially owned or held by the Borrower or a Subsidiary.

"Agreement" means this Credit Agreement, as amended, modified, supplemented or restated from time to time.

"Agreement Date" means the date of this Agreement.

"Applicable Environmental Laws" means applicable laws pertaining to health or the environment, including without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended from time to time, "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended from time to time, "RCRA"), the Texas Water Code, and the Texas Solid Waste Disposal Act or any other similar state Law in any other jurisdiction in which the Borrower or any Subsidiary transacts business or owns property.

"Applicable Law" means (a) in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person and its properties, including, without limiting the foregoing, all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party, and (b) in respect of contracts relating to interest or finance charges that are made or performed in the State of Texas, "Applicable Law" means the laws of the United States of America, including without limitation 12 USC ss.ss. 85 and 86(a), as amended from time to time, and any other statute of the United States of America now or at any time hereafter prescribing the maximum rates of interest on loans and extensions of credit, and the laws of the State of Texas, and any other statute of the State of Texas now or at any time hereafter prescribing maximum rates of interest on loans and extensions of credit; provided that the parties hereto agree that the provisions of Chapter 303 of the Texas Finance Code, as amended, shall not apply to Advances, this Agreement, the Revolving Credit Notes or any other Loan Documents.

"Applicable Margin" means the following per annum percentages, applicable in the following situations:

                                                                            Base Rate    LIBOR Rate
                             Applicability                                   Advances     Advances
                             -------------                                   --------     --------
    (a)  If the Capitalization Ratio is greater than or equal to 0.40         0.250         1.500
         to 1
    (b)  If the Capitalization Ratio is greater than or equal to 0.30         0.000         1.250
         to 1 but less than 0.40 to 1
    (c)  If the Capitalization  Ratio is greater than or equal to 0.20        0.000         1.000
         to 1 but less than 0.30 to 1
    (d)  If the Capitalization Ratio is less than 0.20 to 1                   0.000         0.750


The Applicable Margin payable by the Borrower on the Advances outstanding hereunder shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested using the Capitalization Ratio for the most recent fiscal quarter; provided, that each adjustment in the LIBOR Rate or the Base Rate, as the case may be, shall be effective with respect to LIBOR Advances or Base Rate Advances (i) made following the Financial Statement Due Date, on the date of making of such LIBOR Advance or Base Rate Advance and (ii) outstanding on the Financial Statement Due Date, on the Financial Statement Due Date. If the financial statements are not received by the Lenders on the Financial Statement Due Date, the Applicable Margin shall be determined as if the Capitalization Ratio is greater than or equal to 0.40 to 1 until such time as such financial statements are received. Until the Financial Statement Due Date for the Borrower's financial statements for the fiscal quarter ending June 30, 2001, the Applicable Margin shall be determined as if the Capitalization Ratio is greater than or equal to 0.30 to 1 but less than 0.40 to 1.

"Approved Fund" shall have the meaning ascribed thereto in Section 11.6(h) hereof.

"Assignment Agreement" means an Assignment Agreement substantially in the form of Exhibit C hereto.

"Attributable Indebtedness" means, on any date, (a) in respect of any Capitalized Lease Obligation of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease; provided, however, if such Person has a Guaranty Obligation with respect to any Synthetic Lease Obligation, Attributable Indebtedness with respect to such Synthetic Lease Obligation means the lesser of (a) the capitalized amount of the remaining lease payments under the relevant lease that would appear on the balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a capital lease and (b) the amount of the Guaranty Obligation of such Person in respect of such Synthetic Lease Obligation.

"Authorized Signatory" means such senior personnel of the Borrower as may be duly authorized and designated in writing by the Borrower to execute documents, agreements and instruments on behalf of the Borrower, and to request Advances and Letters of Credit hereunder.

"Bank of America" means Bank of America, N.A.

"Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced by Bank of America as its "prime rate". Such rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Advance" means any Advance that bears interest based on the Base
Rate.

"Borrower" means Butler Manufacturing Company, a Delaware corporation.

"Borrowing" means a borrowing consisting of simultaneous Advances of the same Type and having the same Interest Periods by each of the Lenders pursuant to
Section 2.1 hereof.

"Business Day" means a day on which banks are open for the transaction of business in Dallas, Texas and, with respect to any LIBOR Advance, in London, England.

"Capitalization Ratio" means, for any date of determination, the ratio of (a) Total Funded Debt as of such date to (b) Total Capital as of such date.

"Capitalized Lease Obligations" means that portion of any obligation of the Borrower or any Subsidiary as lessee under a lease which at the time would be required to be capitalized on a balance sheet prepared in accordance with GAAP.

"Change of Control" means, with respect to any Person, an event or series of events by which:

          (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such Person or its subsidiaries, or any Person acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity interests of such Person; or

          (b) during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period,
     (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commitment" means $65,000,000, as reduced from time to time pursuant to Section
2.6 hereof.

"Control" or "Controlled" or "Controlled By" or "Under Common Control" means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of voting stock, by contract or otherwise).

"Controlled Group" means as of the applicable date, as to any Person, all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) which are under common control with such Person and which, together with such Person, are treated as a single employer under
Section 414(b), (c), (m) or (o) of the Code; provided, however, that the Subsidiaries of the Borrower shall be deemed to be members of the Borrower's Controlled Group.

"Credit Extension" means each of the following: (a) a Borrowing and (b) a Letter of Credit Extension.

"Debt" means, as to any Person at a particular time, all of the following (but without duplication):

          (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;

          (b) any direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), banker's acceptances, bank guaranties, surety bonds and similar instruments;

          (c) net aggregate obligations under Swap Contracts calculated (i) with respect to Swap Contracts which have been closed out, the termination value thereof, and (ii) with respect to Swap Contracts which have not been closed out, the mark-to-market value thereof determined on the basis of readily available quotations provided by any recognized dealer in such Swap Contracts;

          (d) whether or not so included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services, and indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

          (e) Capitalized Lease Obligations and Synthetic Lease Obligations;

          (f) any Redeemable Stock of such Person; and

          (g) all Guaranty Obligations of such Person in respect of any of the foregoing.

For all purposes hereof, the Debt of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer to the extent there is recourse to such Person for such Indebtedness. The amount of any Capitalized Lease Obligations or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

 "Debtor Relief Laws" means any applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, insolvency, reorganization or similar debtor relief Laws affecting the rights of creditors generally from time to time in effect.

"Default" means an Event of Default and/or any of the events specified in
Section 8.1, regardless of whether there shall have occurred any passage of time or giving of notice that would be necessary in order to constitute such event an Event of Default.

"Default Rate" means a simple per annum interest rate equal to the lesser of (a) the Highest Lawful Rate, or (b) the sum of the Base Rate plus two percent.

"Determining Lenders" means, on any date of determination (a) prior to the issuance of at least $40,000,000 in aggregate principal amount of the 2001 Private Placement Notes, the Lender(s) whose Specified Percentages aggregate more than 50% and (b) after the issuance of at least $40,000,000 in aggregate principal amount of the 2001 Private Placement Notes, at least two Lenders whose Specified Percentages aggregate more than 50%; provided, however, that following the termination of the Commitment, "Determining Lenders" means the Lender(s) having more than 50% of the aggregate amount of the Advances then outstanding.

"Disposition" has the meaning given to it in Section 7.9 hereof.

"Dividend" means, (i) as to the Borrower, any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution to any holder of, any shares of capital stock or other ownership interests of the Borrower (other than salaries, bonuses and other compensation paid in the ordinary course of business) and (ii) as to any Subsidiary, any declaration or payment of any dividend (other than a stock dividend) on, or the making of any distribution to any holder of, any shares of capital stock or other ownership interests of such Subsidiary (other than salaries and bonuses paid in the ordinary course of business) to any Person other than the Borrower or a Subsidiary of the Borrower.

"Dollar" or "$" means lawful currency of the United States of America.

"Domestic Subsidiary" means any Subsidiary which is not a Foreign Subsidiary.

"EBITDA" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) pre-tax net income (excluding therefrom, to the extent included in determining pre-tax net income, any items of extraordinary gain, including net gains on the sale of assets other than asset sales in the ordinary course of business, and any non-recurring, non-cash credits, and adding thereto, to the extent including in determining pre-tax net income, any items of extraordinary loss, including net losses on the sale of assets other than asset sales in the ordinary course of business, any non-recurring, non-cash charges), plus (b) interest expense (including interest expense pursuant to Capitalized Lease Obligations), plus (c) depreciation and amortization, in each case for the four consecutive fiscal quarters immediately preceding the date of determination, plus (d) (without duplication and to the extent included in determining pre-tax net income) rent expense in respect of any Synthetic Lease Obligations.

"EBITDAR" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (a) EBITDA, plus (b) lease expense pursuant to Operating Leases.

"Eligible Assignee" has the meaning given to it in Section 11.6(h) hereof.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulation promulgated thereunder.

"ERISA Affiliate" means the Borrower and (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which the Borrower is a member; (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which the Borrower is a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Code of which the Borrower, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

"ERISA Event" means, with respect to the Borrower and its Subsidiaries, (a) a Reportable Event (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under regulations issued under Section 4043 of ERISA),
(b) the withdrawal of any such Person or any member of its Controlled Group from a Plan subject to Title IV of ERISA during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, (e) the failure to make required contributions which could result in the imposition of a lien under
Section 412 of the Code or Section 302 of ERISA, or (f) any other event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or the imposition of any liability under Title IV of ERISA other than PBGC premiums due but not delinquent under Section 4007 of ERISA.

"Event of Default" means any of the events specified in Section 8.1, provided that any requirement for notice or lapse of time has been satisfied.

"Existing Credit Agreement" means that certain Credit Agreement, dated as of June 2, 1995, among the Borrower, the lenders party thereto and Bank of America, N.A., as Administrative Lender, as amended, modified or supplemented from time to time.

"Existing Private Placement Notes" means, collectively, those certain (a) 8.02% Senior Notes of the Borrower in $35,000,000 aggregate principal amount, due December 30, 2003 and (b) 6.57% Senior Notes of the Borrower in $35,000,000 aggregate principal amount, due March 20, 2013.

"Existing Letters of Credit" means the letters of credit set forth on Schedule 1.1(c).

"Facility Sale and Leaseback" means the sale and leaseback (including the purchase and resale by the Borrower or a Subsidiary of bonds secured by such facility) by the Borrower or a Subsidiary of a plant or headquarters facility used in their respective businesses, including facilities located in Newman, Georgia and Greenville, Tennessee.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upwards if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of Dallas on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Lender on such day on such transactions as determined by Administrative Lender.

"Financial Statement Due Date" means each date that the financial statements referred to Section 6.1 or 6.2 hereof, as applicable, are required to be delivered to the Lenders pursuant thereto.

"Fixed Charges" means, for any period, determined in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries, the sum of (without duplication) (a) interest expense (including interest expense pursuant to Capitalized Lease Obligations), plus (b) lease expense pursuant to Operating Leases, plus (c) Restricted Payments (other than Treasury Stock Purchases) declared or paid (without duplication).

"Fixed Charge Coverage Ratio" means, as of any date of determination, the ratio of (a) EBITDAR for the period of four consecutive fiscal quarters ending on such date to (b) Fixed Charges for the period of four consecutive fiscal quarters ending on such date.

"Foreign Lender" has the meaning given to it in Section 11.16 hereof.

"Foreign Subsidiary" means any Subsidiary which is organized or established outside of the United States of America.

"Fund" has the meaning given to it in Section 11.6(h) hereof.

"Future Headquarters" means that certain corporate headquarters building of the Borrower to be located in the West Bottoms, Kansas City, Missouri.

"Future Headquarters Sale and Leaseback" means the sale and leaseback (including the purchase and resale by the Borrower of bonds secured by such facility) by the Borrower of the Future Headquarters.

"GAAP" means generally accepted accounting principles as in effect in the United States as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination, consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Determining Lenders shall so request, the Administrative Lender, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Determining Lenders); provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) the Borrower shall provide to the Administrative Lender and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP

"Governmental Authority" means (a) the government of (i) the United States of America and any State or other political subdivision thereof or (ii) any jurisdiction in which the Borrower or any Subsidiary conducts all or any part of its business or owns any Property or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

"Guarantor" means each Subsidiary which has executed a Subsidiary Guaranty.

"Guaranty Obligation" means, as to any Person, any (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Debt or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Debt or other obligation of the payment or performance of such Debt or other obligation,
(iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligees in respect of such Debt or other obligation of the payment or performance thereof or to protect such obligees against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Debt or other obligation of any other Person, whether or not such Debt or other obligation is assumed by such Person; provided, however, that the term "Guaranty Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

"Hazardous Substance" means any and all pollutants, contaminants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which is or shall be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, ureaformaldehyde foam insulation and polychlorinated biphenyls).

"Highest Lawful Rate" means at the particular time in question the maximum rate of interest which, under Applicable Law, any Lender is then permitted to charge on the Obligations. If the maximum rate of interest which, under Applicable Law, any Lender is permitted to charge on the Obligations shall change after the date hereof, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Highest Lawful Rate without notice to the Borrower. For purposes of determining the Highest Lawful Rate under Applicable Law, the indicated rate ceiling shall be the lesser of (a)(i) the "weekly ceiling", as that expression is defined in Section 303.003 of the Texas Finance Code, as amended, or (ii) if available in accordance with the terms thereof and at the Administrative Lender's option after notice to the Borrower and otherwise in accordance with the terms of Section 303.103 of the Texas Finance Code, as amended, the "annualized ceiling" and (b)(i) if the amount outstanding under this Agreement is less than $250,000, twenty-four percent (24%), or (ii) if the amount under this Agreement is equal to or greater than $250,000, twenty-eight percent (28%) per annum.

"Indemnitees" has the meaning given to it in Section 5.10(a) hereof.

"Information" has the meaning given to it in Section 11.17 hereof.

"Initial Guarantors" means BMC Real Estate, Inc., a Delaware corporation, BUCON, Inc., a Delaware corporation, Butler Holdings, Inc., a Delaware corporation, Butler Real Estate, Inc., a Delaware corporation, Lester Buildings, Inc., a Minnesota corporation, Butler Pacific, Inc., a Delaware corporation, Moduline Windows, Inc., a Wisconsin corporation, and Liberty Building Systems, Inc., a Delaware corporation.

 "Interest Period" means as to each LIBOR Advance, the period commencing on the date such LIBOR Advance is disbursed or converted to or continued as a LIBOR Advance and ending on the date one, two, three or six months thereafter (or ending on such other dates if available to all Lenders), as selected by the Borrower in its Advance Notice, as the case may be; provided that:

          (i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a LIBOR Advance, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

          (ii) any Interest Period pertaining to a LIBOR Advance that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

          (iii) no Interest Period shall extend beyond the scheduled Maturity Date.

"Investment" means any transaction pursuant to which the Borrower or any of its Subsidiaries whether by means of a capital contribution or purchase or other acquisition of stock or other securities or other equity participation or interest acquires 50% or less of the voting or equity interest in any Person, or any direct or indirect loan, advance or capital contribution to, or investment in any other Person other than a Domestic Subsidiary which is not an Acquisition, including without limitation the incurrence or sufferance by the Borrower or any Domestic Subsidiary of Debt of any other Person, or the purchase of accounts receivable of any other Person that are not current assets or do not arise in the ordinary course of business, excluding, however, (i) all such loans, advances, capital contributions and investments existing on the Agreement Date and any subsequent recharacterizations or exchanges thereof, and (ii) Guaranty Obligations with respect to which the obligor is not in default. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

"Issuing Bank" means any Lender, in its capacity as issuer of a Letter of Credit.

"Laws" means any statute, law, ordinance, regulation, rule, order, writ, injunction or decree of any Governmental Authority.

"Lender" means each financial institution shown on the signature pages hereof so long as such financial institution maintains a Commitment or is owed any part of the Obligations (including the Administrative Lender in its individual capacity), and each Assignee that hereafter becomes party hereto pursuant to
Section 11.6 hereof.

"Lender Affiliate" means any Person that, directly or indirectly through one or more Persons, Controls or is Controlled By or Under Common Control with a Lender.

"L/C Related Documents" has the meaning given to it in Section 2.16(e) hereof.

"Letter of Credit" has the meaning given to it in Section 2.16(a) hereof.

"Letter of Credit Agreement" has the meaning given to it in Section 2.16(b)(i) hereof.

"Letter of Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or the extension of the expiration date thereof, or the renewal or increase of the amount thereof.

"Letter of Credit Facility" means the amount of Letters of Credit the Issuing Bank may issue pursuant to Section 2.16(a) hereof.

"Leverage Ratio" means, as of any date of determination, the ratio of (a) Total Funded Debt as of such date to (b) EBITDA for the period of four consecutive fiscal quarters ending on such date. For purposes of calculating the Leverage Ratio, EBITDA shall include (exclude) the trailing four quarters of EBITDA attributable to any assets acquired (disposed of) during such period, as determined by a method prepared by the Borrower and which is reasonably satisfactory to the Determining Lenders.

"LIBOR Advance" means an Advance which the Borrower requests to be made as a LIBOR Advance or which is reborrowed as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof.

"LIBOR Lending Office" means, with respect to a Lender, the office designated as its LIBOR Lending Office on Schedule 1.1(a) attached hereto, and such other office of the Lender or any of its affiliates hereafter designated by notice to the Borrower and the Administrative Lender.

"LIBOR Rate" means, for any Interest Period the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "LIBOR Rate" means, for any LIBOR Advance for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100th of 1%).

"Lien" means, with respect to any property, any mortgage, lien, pledge, collateral assignment, hypothecation, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether or not choate, vested or perfected.

"Loan Documents" means this Agreement, the Revolving Credit Notes, the Subsidiary Guaranty, any Swap Contract entered into with any Lender or any Lender Affiliate and any other document or agreement executed or delivered from time to time by the Borrower or any Subsidiary in connection herewith or as security for the Obligations.

"Material Adverse Effect" means any act or circumstance or event that (a) causes a Default, (b) is material and adverse to (i) the consolidated financial condition, Properties, results of operations or business of the Borrower and its Subsidiaries taken as a whole or (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or (c) in any manner whatsoever materially and adversely affects the validity or enforceability of any Loan Documents.

"Material Subsidiary" means each Domestic Subsidiary (a) the gross revenues of which for the then most recently completed four fiscal quarters (or, with respect to any Domestic Subsidiary acquired during such four fiscal quarters, would have constituted had the gross revenues of such Subsidiary been included for such period) 5% or more of the consolidated gross revenues of the Borrower and its Subsidiaries for such period or (b) the assets of which as of the end of any fiscal quarter constituted 5% or more of the consolidated assets of the Borrower and its Subsidiaries as of the end of such fiscal quarter.

"Maturity Date" means June 20, 2004, or the earlier date of termination in whole of the Commitment pursuant to Sections 2.6 or 8.2 hereof.

"Maximum Amount" means the maximum amount of interest which, under Applicable Law, the Lenders are permitted to charge on the Obligations.

"Multiemployer Plan" means, as to any Person, at any time, a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA and to which such Person or any member of its Controlled Group is making, or is obligated to make contributions or has made, or been obligated to make, contributions.

"Necessary Authorization" means any right, franchise, license, permit, consent, approval or authorization from, or any filing or registration with, any governmental or other regulatory authority necessary or appropriate to enable the Borrower or any Subsidiary to maintain and operate its business and properties.

"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower or any Subsidiary arising under any Loan Document, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. Without limiting the generality of the foregoing, "Obligations" includes all amounts which would be owed by the Borrower or any Subsidiary to Administrative Lender, Lenders or any Lender Affiliate under any Loan Document, but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or any Subsidiary (including all such amounts which would become due or would be secured but for the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding of the Borrower or any Subsidiary under any Debtor Relief Law).

"Operating Lease" means any operating lease, as defined in the Financial Accounting Standard Board Statement of Financial Accounting Standards No. 13, dated November, 1976 or otherwise in accordance with GAAP.

"Other Taxes" has the meaning given to it in Section 2.15(b) hereof.

"Participant" has the meaning given to it in Section 11.6(d) hereof.

"Payment Date" means the last day of the Interest Period for any LIBOR Advance.

"PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

"Permitted Liens" means, as applied to any Person, any or all of the following:

          (a) any Lien in favor of the Lenders to secure the Obligations hereunder;

          (b) (i) Liens on real estate for real estate taxes, assessments, governmental charges, levies, payments in lieu of taxes, impact fees, payments due under declarations and covenants, water and sewer charges, and dues or assessments of association, levy, management or similar districts that are not yet delinquent, (ii) Liens created by lease agreements to secure the payments of rental amounts and other sums not yet due thereunder, (iii) Liens on leasehold interests created by the lessor in favor of any mortgagee of the leased premises, and (iv) Liens for taxes, assessments, governmental charges, levies or claims that are being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on such Person's books, but only so long as no foreclosure, restraint, sale or similar proceedings have been commenced with respect thereto and the payment thereof is not at the time required by Section 5.6 hereof;

          (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen and other similar Liens incurred in the ordinary course of business for sums not yet due or being contested in good faith, if such reserve or appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

          (d) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or similar legislation;

          (e) Easements, right-of-way, restrictions and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person;

          (f) Purchase Money Liens if, after giving effect thereto and to any concurrent transactions (i) each such Purchase Money Lien secures an amount not exceeding 100% of the cost of the particular Property to which it relates; provided, such Property is purchased in the ordinary course of business and (ii) such Purchase Money Lien encumbers only Property (A) purchased after the Agreement Date, (B) acquired with the proceeds of the Debt secured thereby or credit extended by the seller of the Property and
     (C) immediately after, and after giving effect thereto, no Default or Event of Default would exist;

          (g) Any Liens existing on the Agreement Date which are described on
     Schedule 1.1(b) hereto, and Liens resulting from the refinancing of the related Debt, provided that the Debt secured thereby shall not be increased and the Liens shall not cover additional assets of the Borrower;

          (h) Acquisition Liens;

          (i) Liens on Property of a Subsidiary, provided that (i) such Lien is of a type described in clauses (a) through (h), or (ii) other Liens which secure obligations of that Subsidiary owing to the Borrower or a Subsidiary;

          (j) Liens on cash advanced, together with earnings and proceeds thereof, as collateral for reimbursement obligations under bank letters of credit, which Liens arise only upon a default in the agreements providing for such letters of credit, so long as the cash advanced as collateral with respect thereto does not exceed $7,000,000 in aggregate amount;

          (k) any attachment or judgment Lien, unless the judgment it secures shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 30 days after the expiration of any such stay; and

          (l) Liens not otherwise described in clauses (a) through (k) above securing Debt in an aggregate amount of $20,000,000, determined for the Borrower and its Subsidiaries on a consolidated basis.

"Person" means an individual, corporation, partnership, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

"Plan" means any employee pension benefit plan, as defined in Section 3(2) of ERISA, that has been established by, or contributed to, or is maintained by the Borrower or any ERISA Affiliate.

"Prohibited Transaction" has the meaning specified therefor in Section 4975 of the Code or Section 406 of Title I of ERISA.

"Property" means any interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

"Purchase Money Lien" means a Lien held by any Person (whether or not the seller of such assets) on tangible property acquired or constructed by the Borrower or any Subsidiary after the date hereof (other than tangible property acquired to replace, repair, upgrade or alter tangible Property owned by the Borrower or any Subsidiary on the date hereof), which Lien secured all or a portion of the related purchase price or construction costs of such tangible property and which Lien is created contemporaneously with, or within one hundred eighty (180) days of, such acquisition or construction; provided that, in each such case such Lien does not extend to any other Property of the Borrower or any other Subsidiary.

"Quarterly Date" means the last day of each March, June, September and December, beginning June 30, 2001.

"Redeemable Stock" means any capital stock or other equity interest of the Borrower or any of its Subsidiaries which prior to July 30, 2004 is (a) unilaterally redeemable (by seeking final or similar payments or otherwise) upon the occurrence of certain events or otherwise, (b) redeemable at the option of the holder thereof or (c) convertible into Debt.

"Register" has the meaning given to it in Section 11.6(c) hereof.

"Regulatory Change" has the meaning given to it in Section 2.16(d) hereof.

"Reimbursement Obligations" means, in respect of any Letter of Credit as at any date of determination, the sum of (a) the maximum aggregate amount which is then available to be drawn under such Letter of Credit plus (b) the aggregate amount of all drawings under such Letter of Credit and not theretofore reimbursed by the Borrower.

"Release Date" means the date on which the Revolving Credit Notes have been paid, all other Obligations due and owing have been paid and performed in full, and the Commitment has been terminated.

"Reportable Event" has the meaning set forth in Section 4043(b) of ERISA.

"Request for Credit Extension" means (a) with respect to a Borrowing, conversion or continuation of an Advance, an Advance Notice and (b) with respect to a Letter of Credit Extension, a Request for Issuance.

"Request for Issuance" has the meaning given to it in Section 2.16(b) hereof.

"Restricted Payments" means, with respect to any Person, (a) Dividends and (b) Treasury Stock Purchases.

"Revolving Credit Note" means each Promissory Note of the Borrower evidencing Advances hereunder, substantially in the form of Exhibit A hereto, together with any extension, renewal or amendment thereof, or substitution therefor.

"San Marcos Bonds" means those certain City of San Marcos Industrial Development Corporation Industrial Development Revenue Bonds in aggregate principal amount of $6,250,000, due 2015.

"Securities Act" means the Securities Act of 1933, as amended.

"Shareholder's Equity" means the consolidated shareholder's equity of the Borrower and its Subsidiaries, determined in accordance with GAAP.

"Solvent" means, with respect to any Person, that the fair value of the assets of such Person is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such

Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and such Person does not have unreasonably small capital with which to carry on its business. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability discounted to present value at rates believed to be reasonable by such Person.

"Special Counsel" means the law firm of Donohoe, Jameson & Carroll, P.C., or such other legal counsel as the Administrative Lender may select.

"Specified Percentage" means, as to any Lender, the percentage indicated beside its name on the signature pages hereof, or if applicable, specified in its most recent Assignment Agreement or the most recent amendment of this Agreement, as adjusted as a result of any Commitment reductions that are applied to Bank of America only as provided in Sections 2.6(a) and 2.6(b) hereof.

 "Subsidiary" means (a) any corporation of which more than 50% of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class of securities of such corporation to exercise such voting power by reason of the happening of any contingency, is at the time owned by the Borrower, directly or through one or more intermediaries, and (b) any other entity which is Controlled by the Borrower, directly or through one or more intermediaries.

"Subsidiary Guaranty" means the Subsidiary Guaranty of even date herewith, executed by certain Domestic Subsidiaries of the Borrower, guarantying payment and performance of the Obligations, substantially in the form of Exhibit C hereto, as such agreement may be amended, modified, supplemented or restated from time to time and each Subsidiary Guaranty hereafter executed and delivered by a Material Subsidiary pursuant to Section 5.11 hereof.

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, any cancellations, buy backs, reversals, terminations or assignments of any of the foregoing, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Synthetic Lease Obligation" means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

"Taxes" has the meaning given to it in Section 2.15(a) hereof.

"Total Assets" means, as of any date of determination, the consolidated assets of the Borrower and its Subsidiaries determined in accordance with GAAP.

"Total Capital" means, as of any date of determination, the sum of (i) Shareholder's Equity as of such date plus (ii) Total Funded Debt as of such date.

"Total Funded Debt" means, as of any date of determination, determined on a consolidated basis for the Borrower and its Subsidiaries, all Debt of the Borrower and its Subsidiaries of the type described in clauses (a) through (f) of the definition of "Debt" herein (provided that (y) Debt of the type described in clause (b) of the definition of "Debt" herein shall only be deemed to be Total Funded Debt to the extent that obligations are outstanding as a result of draws or claims made against such instruments and (z) the bonds secured by the Future Headquarters Sale and Leaseback or a Facility Sale and Leaseback, and Borrower's obligations to reimburse insurance providers for third party claims filed under any insurance program therewith sponsored by the Borrower or its Subsidiaries, shall not be considered Total Funded Debt).

"Treasury Stock Purchases" means, with respect to any Person, any purchase, redemption or other acquisition or retirement for value of any shares of capital stock or other ownership interests of such Person by such Person, but not including any such purchase or acquisition in connection with the exercise of stock options with respect to stock of the Borrower.

"2001 Private Placement Notes" means those certain private placement notes of the Borrower in an aggregate amount up to $50,000,000 to be arranged by Banc of America Securities LLC and to be issued on or about June 29, 2001.

"Type" means with respect to an Advance, its character as a Base Rate Advance or a LIBOR Advance.

"UCC" means the Uniform Commercial Code of Texas, as amended from time to time.

OTHER INTERPRETIVE PROVISIONS.
        THE MEANINGS OF DEFINED TERMS ARE EQUALLY APPLICABLE TO THE SINGULAR AND PLURAL FORMS OF THE DEFINED TERMS.

          (i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

          (ii) Unless otherwise specified herein, Article, Section, Exhibit and Schedule references are to this Agreement.

          (iii) The term "including" is by way of example and not limitation.

          (iv) The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced.

     IN THE COMPUTATION OF PERIODS OF TIME FROM A SPECIFIED DATE TO A LATER SPECIFIED DATE, THE WORD "FROM" MEANS "FROM AND INCLUDING;" THE WORDS "TO" AND "UNTIL" EACH MEAN "TO BUT EXCLUDING;" AND THE WORD "THROUGH" MEANS "TO AND INCLUDING."

SECTION HEADINGS HEREIN AND THE OTHER LOAN DOCUMENTS ARE INCLUDED FOR CONVENIENCE OF REFERENCE ONLY AND SHALL NOT AFFECT THE INTERPRETATION OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

ACCOUNTING TERMS. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein.

ROUNDING. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

REFERENCES TO AGREEMENTS AND LAWS. Unless otherwise expressly provided herein,
(a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

                                    ADVANCES

ADVANCES. Each Lender severally agrees, upon the terms and subject to the conditions of this Agreement, to make Advances to the Borrower from time to time in an aggregate amount not to exceed its Specified Percentage of the

Commitment, provided that at no time shall the aggregate outstanding principal amount of all Advances, together with the aggregate outstanding principal amount of Reimbursement Obligations, exceed the Commitment. Subject to Section 2.9 hereof, Advances may be repaid and then reborrowed. Any Advance shall, at the option of the Borrower as provided in Section 2.2 hereof (and, in the case of LIBOR Advances, subject to availability and to the provisions of Article 9 hereof), be made as a Base Rate Advance or a LIBOR Advance; provided that there shall not be outstanding to any Lender, at any one time, more than ten LIBOR Advances under the Commitment. On the Maturity Date unless sooner paid as provided herein, the outstanding Advances shall be repaid in full.

Borrowings, conversions and continuations of advances.
NOTICES. Each Borrowing, each conversion of Advances from one Type to the other, and each continuation of Advances as the same Type shall be made upon the Borrower's irrevocable notice to the Administrative Lender, which may be given by telephone. Each such notice must be received by the Administrative Lender not later than (i) 10:00 a.m., Dallas Texas time three Business Days prior to the requested date of any Borrowing of, conversion toor continuation of LIBOR Advances, and (ii) 12:00 noon, Dallas, Texas time on the requested date of any Borrowing of Base Rate Advances or of any conversion of LIBOR Advances to Base Rate Advances. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Lender of a written Advance Notice, appropriately completed and signed by an Authorized Signatory. Each Borrowing of, conversion to or continuation of LIBOR Advances shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Advances shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. Each Advance Notice (whether telephonic or written) shall specify (i) whether the Borrower is requesting a conversion of Advances from one Type to the other, or a continuation of Advances as the same Type, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Advances to be borrowed, converted or continued, (iv) the Type of Advances to be borrowed or to which existing Advances are to be converted, and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Advances shall be made or continued as, or converted to, Base Rate Advances. Any such automatic conversion to Base Rate Advances shall be effective as of the last day of the Interest Period then in effect with respect to the applicable LIBOR Advance. If the Borrower requests a Borrowing of, conversion to, or continuation of LIBOR Advances in any such Advance Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

LIBOR ADVANCES. Except as otherwise provided herein, a LIBOR Advance may be continued or converted only on the last day of the Interest Period for such LIBOR Advance. During the existence of a Default or Event of Default, no Advances may be requested as, converted to or continued as a LIBOR Advance without the consent of the Determining Lenders, and the Determining Lenders may demand that any or all of the then outstanding LIBOR Advances be converted immediately to Base Rate Advances.

INTEREST RATE DETERMINATION. The Administrative Lender shall promptly notify the Borrower and the Lenders of the interest rate applicable to any LIBOR Advance upon determination of such interest rate. The determination of the LIBOR Rate by the Administrative Lender shall be conclusive in the absence of manifest error.

FUNDING. The Administrative Lender shall promptly notify the Lenders of each Advance Notice received from the Borrower pursuant to this Section. Each Lender shall, not later than 1:00 p.m., Dallas, Texas time, on the date of any Advance, deliver to the Administrative Lender, at its address set forth herein, such Lender's Specified Percentage of such Advance in immediately available funds in accordance with the Administrative Lender's instructions. Prior to 2:00 p.m., Dallas, Texas time, on the date of any Advance hereunder, the Administrative Lender shall, subject to satisfaction of the conditions set forth in Article 3, disburse the amounts made available to the Administrative Lender by the Lenders by (i) transferring such amounts by wire transfer pursuant to the Borrower's instructions, or (ii) in the absence of such instructions, transferring such amounts by wire transfer to the account of the Borrower maintained with Bank of America, N.A., Dallas, Texas, ABA No. 111000012, in favor of Butler Manufacturing Company, Account No. 375-0953077.

INTEREST ON BASE RATE ADVANCES.

     (v) The Borrower shall pay interest on the outstanding unpaid principal amount of each Base Rate Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at an interest rate per annum equal to the lesser of (x) the Base Rate plus the Applicable Margin or (y) the Highest Lawful Rate.

     (vi) Subject to Section 11.9 hereof, interest on each Base Rate Advance shall be computed on the basis of a 365-day year for the number of days actually elapsed, and shall be payable in arrears on each Quarterly Date and on the Maturity Date, commencing on the first Quarterly Date immediately following the Agreement Date.

ON LIBOR ADVANCES.

     (vii) The Borrower shall pay interest on the unpaid principal amount of each LIBOR Advance, from the date such Advance is made until it is due (whether at maturity, by reason of acceleration, by scheduled reduction, or otherwise) or repaid, at a rate per annum equal to the lesser of (x) the LIBOR Rate for such Advance plus the Applicable Margin or (y) the Highest Lawful Rate. The LIBOR Rate shall, with respect to LIBOR Advances subject to reserve or deposit requirements be subject to premiums therefor assessed by each Lender, which are payable directly to each Lender.

     (viii) Subject to Section 11.9 hereof, interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed, and shall be payable in arrears on the applicable Payment Date and on the Maturity Date; provided, that for each LIBOR Advance with an Interest Period of six months, interest shall also be paid on the day which is three months after the beginning of such Interest Period.

INTEREST AFTER AN EVENT OF DEFAULT. (i) After an Event of Default (other than an Event of Default specified in Section 8.1(f) or (g) hereof) and during any continuance thereof, at the option of Determining Lenders, and (ii) after an Event of Default specified in Section 8.1(f) or (g) hereof and during any continuance thereof, automatically and without any action by the Administrative Lender or any Lender, the Obligations shall bear interest at a rate per annum equal to the Default Rate. Such interest shall be payable on the earlier of demand or the Maturity Date, and shall accrue until the earlier of (i) waiver or cure (to the satisfaction of the Determining Lenders) of the applicable Event of Default, (ii) agreement by the Lenders to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations. The Lenders shall not be required to accelerate the maturity of the Advances, to exercise any other rights or remedies under the Loan Documents, or to give notice to the Borrower of the decision to charge interest at the Default Rate. The Lenders will undertake to notify the Borrower, after the effective date, of the decision to charge interest at the Default Rate, provided, however, the failure of the Lenders to provide such notice shall not preclude the Lenders from charging interest at the Default Rate.

COMMITMENT FEE. Subject to Section 11.9 hereof, the Borrower agrees to pay to the Administrative Lender, for the ratable account of the Lenders, a commitment fee on the daily average unused portion of the Commitment at the following per annum percentages, applicable in the following situations (for purposes of calculation of the daily average unused portion of such commitment fee, the Commitment shall be deemed to be utilized by the aggregate face amount of Letters of Credit outstanding from time to time):

                                  Applicability                                            Percentage
                                  -------------                                            ----------
    (a)  If the Capitalization Ratio is greater than or equal to 0.40 to 1                    0.300
    (b)  If the Capitalization  Ratio is greater than or equal to 0.30 to 1 but less          0.250
          than 0.40 to 1
    (c)  If the Capitalization Ratio is less than 0.30 to 1                                   0.200


Such fee shall be (i) payable in arrears on each Quarterly Date and on the Maturity Date (commencing on the second Quarterly Date immediately following the Agreement Date), fully earned when due and, subject to Section 11.9 hereof, non-refundable when paid and (ii) subject to Section 11.9 hereof, computed on the basis of a 360-day year, for the actual number of days elapsed. The fee shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested using the

Capitalization Ratio for the most recent fiscal quarter; provided, that each adjustment in the fee shall be effective on the Financial Statement Due Date. If the financial statements are not received by the Lenders on the Financial Statement Due Date, the fee payable in respect of the Commitment shall be determined as if the Capitalization Ratio is greater than or equal to 0.40 to 1 until such time as such financial statements are received. Until the Financial Statement Due Date for the Borrower's financial statements for the fiscal quarter ending June 30, 2001, the fee payable in respect of the Commitment shall be determined as if the Capitalization Ratio is greater than or equal to 0.30 to 1 but less than 0.40 to 1.

PREPAYMENT.
VOLUNTARY PREPAYMENTS. The Borrower may, upon notice to the Administrative Lender, at any time or from time to time voluntarily prepay Advances in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Lender not later than 10:00 a.m., Dallas, Texas time, (A) three Business Days prior to any date of prepayment of LIBOR Advances, and (B) on the date of prepayment of Base Rate Advances; (ii) any prepayment of LIBOR Advances shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof; and (iii) any prepayment of Base Rate Advances shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Advances to be prepaid. The Administrative Lender will promptly notify each Lender of its receipt of each such notice, and of such Lender's pro rata share of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a LIBOR Advance shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.9 hereof.

MANDATORY PREPAYMENT. On or before the date of any reduction of the Commitment, the Borrower shall prepay applicable outstanding Advances in an amount necessary to reduce the same to an amount less than or equal to the Commitment as so reduced. The Borrower shall first prepay all Base Rate Advances and shall thereafter prepay LIBOR Advances. To the extent that any prepayment requires that a LIBOR Advance be repaid on a date other than the last day of its Interest Period, the Borrower shall reimburse each Lender in accordance with Section 2.9 hereof. To the extent that outstanding Advances exceed the Commitment after any reduction thereof, the Borrower shall repay any such excess amount and all accrued interest thereon on the date of such reduction.

REDUCTION AND TERMINATION OF COMMITMENT.

VOLUNTARY REDUCTION. The Borrower shall have the right, upon not less than 10 Business Days' notice by an Authorized Signatory to the Administrative Lender (if telephonic, to be confirmed by telex or in writing on or before the date of reduction or termination), which shall promptly notify the Lenders, to terminate or reduce the Commitment, in whole or in part. Each partial termination shall be in an aggregate amount which is at least $5,000,000 and which is an integral multiple of $1,000,000, and no voluntary reduction in the Commitment shall cause any LIBOR Advance to be repaid prior to the last day of its Interest Period. Any voluntary reduction of the Commitment shall first be applied to reduce Bank of America's portion of the Commitment to $15,000,000. Thereafter, any voluntary reductions of the Commitment shall reduce the commitment of each Lender pro rata in accordance with their Specified Percentage in effect at such time.

MANDATORY REDUCTION. Concurrently with the receipt of the net proceeds by the Borrower from the issuance of the 2001 Private Placement Notes, the Commitment shall be reduced to $50,000,000, which amount shall be allocated to reduce Bank of America's portion of the Commitment to $20,000,000. On the Maturity Date, the Commitment shall be automatically reduced to zero.

GENERAL REQUIREMENTS. Upon any reduction of the Commitment pursuant to this Section, the Borrower shall immediately make a repayment of applicable Advances in accordance with Section 2.5(b) hereof. The Borrower shall reimburse each Lender for any loss or reasonable and necessary out-of-pocket expense incurred by each Lender in connection with any such payment, as set forth in Section 2.9 hereof to the extent applicable. The Borrower shall not have any right to rescind any termination or reduction. Once reduced, the Commitment may not be increased or reinstated.

NON-RECEIPT OF FUNDS BY THE ADMINISTRATIVE LENDER. Unless the Administrative Lender shall have been notified by a Lender prior to the date of any proposed Advance (which notice shall be effective upon receipt) that such Lender does not intend to make the proceeds of such Advance available to the Administrative Lender, the Administrative Lender may assume that such Lender has made such proceeds available to the Administrative Lender on such date, and the Administrative Lender may in reliance upon such assumption (but shall not be required to) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Lender by such Lender, the Administrative Lender shall be entitled to recover such amount on demand from such Lender (or, if such Lender fails to pay such amount forthwith upon such demand, from the Borrower) together with interest thereon in respect of each day during the period commencing on the date such amount was available to the Borrower and ending on (but excluding) the date the Administrative Lender receives such amount from the Lender, with interest thereon at a per annum rate equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate. No Lender shall be liable for any other Lender's failure to fund an Advance or participate in a Letter of Credit hereunder.

PAYMENT OF PRINCIPAL OF ADVANCES. The Borrower agrees to pay the principal amount of the Advances to the Administrative Lender for the account of the Lenders as follows:

END OF INTEREST PERIOD. The principal amount of each LIBOR Advance hereunder shall be due and payable on its Payment Date, unless such LIBOR Advance is continued as a LIBOR Advance or converted to a Base Rate Advance.

COMMITMENT REDUCTION. On the date of reduction of the Commitment pursuant to
Section 2.6 hereof, the aggregate amount of the Advances outstanding on such date of reduction in excess of the Commitment as reduced shall be due and payable.

MATURITY DATE. To the extent not otherwise required to be paid earlier hereunder, the unpaid outstanding principal amount of the Advances outstanding on the Maturity Date, all accrued interest and fees thereon, and all other Obligations related thereto, shall be due and payable in full on the Maturity Date.

REIMBURSEMENT. Whenever any Lender shall sustain or incur any losses or reasonable and necessary out-of-pocket expenses in connection with (a) failure by the Borrower to borrow any LIBOR Advance after having given an Advance Notice in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (b) any prepayment for any reason of any LIBOR Advance in whole or in part (including a prepayment pursuant to Section 9.3(b) hereof), the Borrower agrees to pay to any such Lender, upon its demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses, subject to Section 11.9 hereof. Such Lender's good faith determination of the amount of such losses or out-of-pocket expenses, calculated in its usual fashion, absent manifest error, shall be binding and conclusive. Such losses shall include, without limiting the generality of the foregoing, lost profits and reasonable expenses incurred by such Lender in connection with the re-employment of funds prepaid, repaid, converted or not borrowed, converted or paid, as the case may be. Upon request of the Borrower, such Lender shall provide a certificate setting forth the amount to be paid to it by the Borrower hereunder and which shall include, in reasonable detail, the basis for demand for additional compensation, the method of calculation, and the calculations therefor.

MANNER OF PAYMENT.
Each payment (including prepayments) by the Borrower of the principal of or interest on the Advances, fees, and any other amount owed under this Agreement or any other Loan Document shall be made not later than 12:00 noon (Dallas, Texas time) on the date specified for payment under this Agreement to the Administrative Lender at the Administrative Lender's office, in lawful money of the United States of America constituting immediately available funds. If any payment under this Agreement or any other Loan Document shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, unless such Business Day falls in another calendar month, in which case payment shall be made on the preceding Business Day. Any extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment. The Borrower agrees to pay principal, interest, fees and all other amounts due under the Loan Documents without deduction for set-off or counterclaim or any deduction whatsoever. If some but less than all amounts due from the Borrower are received by the Administrative Lender, the Administrative Lender shall apply such amounts in the following order of priority: (i) to the payment of the Administrative Lender's expenses incurred on behalf of the Lenders then due and payable, if any; (ii) to the payment of all other fees then due and payable; (iii) to the payment of interest then due and payable on the Advances; (iv) to the payment of all other amounts not otherwise referred to in this clause (d) then due and payable under the Loan Documents; and (v) to the payment of principal then due and payable on the Advances. Each payment by the Borrower in respect of obligations relating to the Advances and the Letters of Credit (whether for principal, interest, fees or otherwise) shall be made to the Administrative Lender for the account of the Lenders pro rata in accordance with their respective Specified Percentages, except that (a) any mandatory prepayment required as a result of the mandatory reduction of the Commitment pursuant to the first sentence of Section 2.6(b) hereof or (b) any mandatory prepayment required as a result of the voluntary reduction of the portion of the Bank of America commitment being reduced to $15,000,000 shall be made to the Administrative Lender for the sole account of Bank of America.

LIBOR LENDING OFFICES. Each Lender's initial LIBOR Lending Office is set forth opposite its name in Schedule 1.1(a) attached hereto. Each Lender shall have the right at any time and from time to time to designate a different office of itself or of any Affiliate as such Lender's LIBOR Lending Office, and to transfer any outstanding LIBOR Advance to such LIBOR Lending Office. No such designation or transfer shall result in any liability on the part of the Borrower for increased costs or expenses resulting solely from such designation or transfer (except any such transfer which is made by a Lender pursuant to Section 9.2 or 9.3 hereof, or otherwise for the purpose of complying with Applicable Law). Increased costs for expenses related to any LIBOR Advance resulting from a change in Law occurring subsequent to any such designation or transfer shall be deemed not to result solely from such designation or transfer.

SHARING OF PAYMENTS. If any Lender shall obtain a payment (whether voluntary or involuntary, due to the exercise of any right of set-off or otherwise) on account of any Advances made by it to the Borrower under this Agreement, and, as a result of such payment, such Lender shall have received a greater percentage of the amounts then due hereunder by the Borrower to such Lender than the percentage of the amounts then due hereunder to the other Lenders, it shall promptly purchase from such other Lenders participations in the Advances made by such other Lenders, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such excess payment (net of any expense which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and interest on the Advances held by each of the Lenders; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section, to the fullest extent permitted by law, may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

CALCULATION OF LIBOR RATE. The provisions of this Agreement relating to calculation of the LIBOR Rate are included only for the purpose of determining the rate of interest or other amounts to be paid hereunder that are based upon such rate, it being understood that each Lender shall be entitled to fund and maintain its funding of all or any part of a LIBOR Advance as it sees fit.

BOOKING ADVANCES. Any Lender may make, carry or transfer Advances at, to or for the account of any of its branch offices or the office of any Affiliate.

TAXES.
Any and all payments by the Borrower to or for the account of the Administrative Lender or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Lender and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Lender or such Lender, as the case may be, is organized or maintains a lending office (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Lender or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Lender and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Lender (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof. In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes"). If the Borrower shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Loan Document to the Administrative Lender or any Lender, the Borrower shall also pay to the Administrative Lender (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender specifies as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed. The Borrower agrees to indemnify the Administrative Lender and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by the Administrative Lender and such Lender, (ii) amounts payable under
Section 2.15(c) hereof and (iii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, in each case whether or not such Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Payment under this subsection (d) shall be made within 30 days after the date the Lender or the Administrative Lender makes a demand therefor. Letters of Credit.

THE LETTER OF CREDIT FACILITIES. The Borrower may request an Issuing Bank, on the terms and conditions hereinafter set forth, to issue, and an Issuing Bank shall, if so requested, issue, letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day from the Agreement Date until the Maturity Date in an aggregate maximum amount (assuming compliance with all conditions to drawing) not to exceed (together with all other Letters of Credit issued by Issuing Banks) at any time outstanding the lesser of (i) an amount equal to $25,000,000 or (ii) an amount equal to (A) the Commitment minus (B) the aggregate principal amount of Advances then outstanding. No Letter of Credit shall have an expiration date (including all rights of renewal) later than ten days prior to the Maturity Date. Immediately upon the issuance of each Letter of Credit, the Issuing Bank issuing such Letter of Credit shall be deemed to have sold and transferred to each Lender, and each Lender shall be deemed to have purchased and received from such Issuing Bank, in each case irrevocably and without any further action by any party, an undivided interest and participation in such Letter of Credit, each drawing thereunder and the obligations of the Borrower under this Agreement in respect thereof in an amount equal to the product of (x) such Lender's Specified Percentage and (y) the maximum amount available to be drawn under such Letter of Credit (assuming compliance with all conditions to drawing). Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.16(a), repay any Advances resulting from drawings thereunder pursuant to Section 2.16(c) and request the issuance of additional Letters of Credit under this Section 2.16(a). Upon the mandatory reduction of the Commitment pursuant to Section 2.6(b) hereof, the Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after such mandatory reduction, the Letters of Credit shall be subject to and governed by the terms hereof.

REQUEST FOR ISSUANCE. Each Letter of Credit shall be issued upon request, given not later than 11:00 A.M. (Dallas time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank issuing such proposed Letter of Credit, which shall give to the Administrative Lender and each Lender prompt notice thereof by telex, telecopier or cable. Each Letter of Credit shall be issued upon notice given in accordance with the terms of any separate agreement between the Borrower and the Issuing Bank issuing such proposed Letter of Credit in form and substance reasonably satisfactory to the Borrower and such Issuing Bank providing for the issuance of Letters of Credit pursuant to this Agreement and containing terms and conditions not inconsistent with this Agreement (a "Letter of Credit Agreement"), provided that if any such terms and conditions are inconsistent with this Agreement, this Agreement shall control. Each such request for issuance of a Letter of Credit (a "Request for Issuance") shall be by telex, telecopier or cable, specifying therein, in the case of a Letter of Credit, the requested (A) date of such issuance (which shall be a Business Day),
(B) maximum amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit, (E) form of such Letter of Credit and (F) such other information as shall be required pursuant to the relevant Letter of Credit Agreement. If the requested terms of such Letter of Credit are acceptable to the Issuing Bank issuing such proposed Letter of Credit in its reasonable discretion, the Issuing Bank issuing such proposed Letter of Credit will, upon fulfillment of the applicable conditions set forth in Article 3 hereof, make such Letter of Credit available to the Borrower at its office referred to in Section 11.1 or as otherwise agreed with the Borrower in connection with such issuance.

DRAWING AND REIMBURSEMENT. The payment by an Issuing Bank of a draft drawn under any Letter of Credit issued by such Issuing Bank shall constitute for all purposes of this Agreement the making by such Issuing Bank of an Advance, which shall bear interest at the lesser of (i) the Highest Lawful Rate or (ii) the Base Rate plus the Applicable Margin, in the amount of such draft (but without any requirement for compliance with the conditions set forth in Article 3 hereof). In the event that a drawing under any Letter of Credit is not reimbursed by the Borrower by 11:00 A.M. (Dallas time) on the first Business Day after such drawing, the Issuing Bank issuing such Letter of Credit shall promptly notify Administrative Lender and each other Lender. Each such Lender shall, on the first Business Day following such notification, make an Advance (or if as a result of any Debtor Relief Law the Lenders are prohibited from making an Advance, each Lender shall fund its participation pursuant to Section 2.16(a) by making such amount available to the Administrative Lender), which shall bear interest at the lesser of (i) the Highest Lawful Rate or (ii) the Base Rate plus the Applicable Margin, and shall be used to repay the applicable portion of such Issuing Bank's Advance, with respect to such Letter of Credit, in an amount equal to the amount of its participation in such drawing for application to reimburse such Issuing Bank (but without any requirement for compliance with the applicable conditions set forth in Article 3 hereof) and shall make available to the Administrative Lender for the account of such Issuing Bank, by deposit at the Administrative Lender's office, in same day funds, the amount of such Advance (or such participation). In the event that any Lender fails to make available to the Administrative Lender for the account of such Bank the amount of such Advance, the Issuing Bank shall be entitled to recover such amount on demand from such Lender together with interest thereon at a rate per annum equal to the lesser of (i) the Highest Lawful Rate or (ii) the Federal Funds Rate.

INCREASED COSTS. If any change, after the Agreement Date, in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof (any such change being a "Regulatory Change") shall impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit or guarantees issued by, or assets held by, or deposits in or for the account of, any Issuing Bank or any Lender shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit or to any Lender of purchasing any participation therein or making any Advance pursuant to Section 2.16(c), then, upon demand by such Issuing Bank or such Lender, the Borrower shall, subject to Section 11.9 hereof, pay to such Issuing Bank or such Lender, from time to time as specified by the Issuing Bank or such Lender, additional amounts that shall be sufficient to compensate the Issuing Bank or such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Issuing Bank or such Lender, shall include in reasonable detail the basis for the demand for additional compensation, the method of calculation and the calculation thereof, and shall be conclusive and binding for all purposes, absent manifest error. The obligations of the Borrower under this
Section 2.16(d) shall survive termination of this Agreement. The Issuing Bank or any Lender claiming any additional compensation under this Section 2.16(d) shall use reasonable efforts (consistent with legal and regulatory restrictions) to reduce or eliminate any such additional compensation which may thereafter accrue and which efforts would not, in the sole discretion of such Issuing Bank or such Lender, be otherwise disadvantageous. Neither the Issuing Bank nor any Lender may make any demand for increased costs otherwise due under this Section 2.16(d) more than one year after the effective date of the Regulatory Change which caused any such increased costs.

OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement with respect to any Letter of Credit, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit or any Advance pursuant to Section 2.16(c) shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

          (ix) any lack of validity or enforceability of this Agreement, any other Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (collectively, the "L/C Related Documents");

          (x) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Advance pursuant to Section 2.16(c) or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

          (xi) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), any Issuing Bank, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by the L/C Related Documents or any unrelated transaction;

          (xii) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (xiii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not comply with the terms of the Letter of Credit, except for any payment made upon such Issuing Bank's gross negligence or willful misconduct;

          (xiv) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any Subsidiary Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of the Letters of Credit or any Advance pursuant to Section 2.16(c); or

          (xv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor, other than an Issuing Bank's gross negligence or willful misconduct.

COMPENSATION.
          (xvi) Letter of Credit Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender, for the ratable account of each Lender, a letter of credit fee (which shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date, commencing on the first Quarterly Date immediately following the Agreement Date, and, subject to Section 11.9 hereof, computed on the basis of a 360-day year for the actual number of days elapsed) on the daily average daily amount available for drawing under all outstanding Letters of Credit at the following per annum percentages, applicable in the following situations:

                                    Applicability                                      Percentage
                                    -------------                                      ----------
       (a)   If the Capitalization Ratio is greater than or equal to 0.40 to 1            1.500
       (b)   If the  Capitalization  Ratio is  greater  than or equal to 0.30 to 1        1.250
             but less than 0.40 to 1
       (c)   If the  Capitalization  Ratio is  greater  than or equal to 0.20 to 1        1.000
             but less than 0.30 to 1
       (d)   If the Capitalization Ratio is less than 0.20 to 1                           0.750

     The fee payable in respect of the Letters of Credit shall be subject to reduction or increase, as applicable and as set forth in the table above, on a quarterly basis according to the performance of the Borrower as tested using the Capitalization Ratio for the most recent fiscal quarter; provided, that each adjustment in such fee shall be effective on the Financial Statement Due Date. If the financial statements are not received by the Lenders on the Financial Statement Due Date, the fee payable in respect of the Letters of Credit shall be determined as if the Capitalization Ratio is greater than or equal to 0.40 to 1 until such time as such financial statements are received. Until the Financial Statement Due Date for the Borrower's financial statements for the fiscal quarter ending June 30, 2001, the fee payable in respect of the Letters of Credit shall be determined as if the Capitalization Ratio is greater than or equal to 0.30 to 1 but less than 0.40 to 1.

          (xvii) Letter of Credit Issuance Fee. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender for the sole account of any Issuing Bank which has issued a Letter of Credit an issuance fee (which fee shall be payable quarterly in arrears on each Quarterly Date and on the Maturity Date, commencing on the first Quarterly Date immediately following the Agreement Date) equal to 0.125% per annum on the average daily amount available for drawing under all Letters of Credit issued by such Issuing Bank, and computed, subject to Section 11.9 hereof, on the basis of a 360-day year for the actual number of days elapsed.

          (xviii) Standard Charges. Subject to Section 11.9 hereof, the Borrower shall pay to the Administrative Lender for the sole account of the Issuing Bank issuing a Letter of Credit the standard charges assessed by such Issuing Bank in connection with the administration (including any drawings) and amendment of Letters of Credit.

                              CONDITIONS PRECEDENT

CONDITIONS PRECEDENT TO INITIAL CREDIT EXTENSION. The obligation of each Lender to make its initial Credit Extension hereunder is subject to receipt by the Administrative Lender of each of the following, in form and substance satisfactory to each Lender, with a copy (except for the Revolving Credit Notes) for each Lender:

a loan certificate or certificates of the Borrower certifying as to the accuracy of its representations and warranties in the Loan Documents, certifying that no Default has occurred, and including a certificate of incumbency with respect to each Authorized Signatory, and including (i) a copy of the Articles of Incorporation of the Borrower, certified to be true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of the By-Laws of the Borrower, as in effect on the Agreement Date, (iii) a copy of the resolutions of the Borrower authorizing it to execute, deliver and perform this Agreement, the Revolving Credit Notes and the other Loan Documents to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation and the states of Texas and Missouri; a certificate or certificates of an officer or officers acceptable to the Lenders of each Initial Guarantor, certifying as to the incumbency of the officers signing the Loan Documents to which it is a party, and including (i) a copy of its Articles of Incorporation, certified as true, complete and correct by the secretary of state of its state of incorporation, (ii) a copy of its By-Laws, as in effect on the Agreement Date, (iii) a copy of the resolutions authorizing it to execute, deliver and perform the Loan Documents to which it is a party, and (iv) a copy of a certificate of good standing and a certificate of existence for its state of incorporation; duly executed Revolving Credit Notes, payable to the order of each Lender and in an amount for each Lender equal to its Specified Percentage of the Commitment; opinions of counsel to the Borrower and the Initial Guarantors addressed to the Lenders and in form and substance satisfactory to the Lenders, dated the Agreement Date, and covering certain of the matters set forth in Sections 4.1(a), (b), (c) and (n) and such other matters incident to the transactions contemplated hereby as the Administrative Lender or Special Counsel may reasonably request; reimbursement for the Administrative Lender for Special Counsel's reasonable and necessary fees and expenses rendered through the date hereof; evidence that all corporate proceedings of the Borrower and the Initial Guarantors taken in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory in form and substance to the Lenders and Special Counsel; and the Lenders shall have received copies of all documents or other evidence which the Administrative Lender, Special Counsel or any Lender may reasonably request in connection with such transactions; a duly executed and completed Subsidiary Guaranty, dated as of the Agreement Date; in form and substance satisfactory to the Lenders and Special Counsel, such other documents, instruments and certificates as the Administrative Lender or any Lender may reasonably require in connection with the transactions contemplated hereby, including without limitation the status, organization or authority of the Borrower or any Initial Guarantor, and the enforceability of the Obligations; payment of all amounts due and owing under the Existing Credit Agreement, whereupon the Existing Credit Agreement shall automatically terminate; and evidence satisfactory to the Administrative Lender of a commitment to purchase the 2001 Private Placement Notes by no later than July 31, 2001.

CONDITIONS PRECEDENT TO ALL CREDIT EXTENSIONS AND CONVERSIONS AND CONTINUATIONS. The obligation of each Lender to honor any Request for a Credit Extension (including the initial Request for Extension) is subject to the following conditions precedent:

All of the representations and warranties of the Borrower under this Agreement (excluding, with respect to any continuation or conversion only, the representation and warranty contained in Section 4.1(k) hereof), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of the Credit Extension; The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency delivered in the Borrower's loan certificate pursuant to Section 3.1(a) or as subsequently modified and reflected in a certificate of incumbency delivered to the Administrative Lender. The Lenders may, without waiving this condition, consider it fulfilled and a representation by the Borrower made to such effect if no written notice to the contrary, dated on or before the date of such Credit Extension, is received by the Administrative Lender from the Borrower prior to the making of such Credit Extension; No Default shall exist or would result from such Credit Extension which is a Borrowing and no Event of Default shall exist or result from any continuation or conversion; The aggregate Advances, and amounts available for draw under Letters of Credit, after giving effect to such proposed Advance, or Letter of Credit, shall not exceed the Commitment; and The Administrative Lender shall have received all such other certificates, reports, statements, opinions of counsel or other documents as the Administrative Lender or any Lender may reasonably request to provide further assurance that all conditions precedent to the making of each Advance and the issuance of each Letter of Credit are satisfied.

Notwithstanding the above, the obligation of each Lender to make an Advance pursuant to Section 2.16(c) (or fund its participation in respect of Letters of Credit pursuant to Section 2.16(c)) shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, (i) the occurrence of any Default or Event of Default, or (ii) the failure of the Borrower to satisfy any condition set forth in this Section 3.2; provided, however, the conditions precedent set forth in Sections 3.1 and 3.2 hereof with respect to the Letters of Credit for which such Advance is made (or participation funded) shall have been satisfied in full at the time of issuance of such Letter of Credit.

Each Request for Credit Extension by the Borrower shall constitute a representation and warranty by the Borrower as of the date of the applicable Credit Extension that all the conditions contained in this Section 3.2 have been satisfied.

                         REPRESENTATIONS AND WARRANTIES

REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to each Lender as follows:

ORGANIZATION; POWER; QUALIFICATION. As of the Agreement Date, the respective jurisdiction of incorporation and percentage ownership by the Borrower or another Subsidiary of the Subsidiaries listed on Schedule 4.1(a) are true and correct. Each of the Borrower and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization. Each of the Borrower and its Subsidiaries has the corporate power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted. Each of the Borrower and its Subsidiaries is duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization except where the failure to be so qualified or authorized would not have a Material Adverse Effect.

AUTHORIZATION. The Borrower has corporate power and has taken all necessary corporate action to authorize it to borrow hereunder. Each of the Borrower and its Subsidiaries has corporate power and has taken all necessary corporate action to execute, deliver and perform the Loan Documents to which it is party in accordance with the terms thereof, and to consummate the transactions contemplated thereby. Each Loan Document has been duly executed and delivered by the Borrower or the Subsidiary executing it. Each of the Loan Documents to which the Borrower and its Subsidiary are party is a legal, valid and binding respective obligation of the Borrower or the Subsidiary, as applicable, enforceable in accordance with its terms, subject, to enforcement of remedies, to the following qualifications: (i) equitable principles generally, and (ii) Debtor Relief Laws (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any Subsidiary).

COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance by the Borrower and its Subsidiaries of the Loan Documents to which they are respectively a party, and the consummation of the transactions contemplated thereby, do not and will not (i) require any consent or approval not already obtained, (ii) violate any Applicable Law, (iii) conflict with, result in a breach of, or constitute a default under the articles of incorporation or by-laws of the Borrower or any Subsidiary, or under any Necessary Authorization, indenture, agreement or other instrument, to which the Borrower or any Subsidiary is a party or by which they or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any Subsidiary, except Permitted Liens.

BUSINESS. The Borrower and its Subsidiaries are engaged in the businesses described in its Annual Report filed on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 2000. Licenses, etc. All Necessary Authorizations have been duly obtained, and are in full force and effect without any known conflict with the rights of others and free from any unduly burdensome restrictions. The Borrower and its Subsidiaries are and will continue to be in compliance in all material respects with all provisions thereof. No circumstance exists which might impair the utility of the Necessary Authorization or the right to renew such Necessary Authorization the effect of which would have a Material Adverse Effect. No Necessary Authorization is the subject of any pending or, to the best of the Borrower's knowledge, threatened challenge, suspension, cancellation or revocation.

COMPLIANCE WITH LAW. The Borrower and its Subsidiaries (i) are in compliance in all respects with all Applicable Laws, (ii) have duly and timely filed all reports, statements and filings that are required to be filed by any of them with any Governmental Authority, and are in all material respects in compliance therewith (including the rules and regulations of any Governmental Authority relating to the operation of the Borrower's and each Subsidiary's business), and
(iii) have obtained all appropriate approvals and consents of, and have made all filings with, the Governmental Authorities in connection with the operation of the Borrower's and each Subsidiary's business, except in each case where the failure to so comply, file or obtain approval would not have a Material Adverse Effect.

TITLE TO PROPERTIES. The Borrower and its Subsidiaries have good and indefeasible title to, or a valid leasehold interest in, all of their material assets. None of their assets are subject to any Liens, except Permitted Liens. No financing statement (except as set forth on Schedule 2 hereto) or other Lien filing (except relating to Permitted Liens) is on file in any state or jurisdiction that covers (or purports to cover) any assets of the Borrower or any of its Subsidiaries. The Borrower and its Subsidiaries have not signed any such financing statement or filing, nor any security agreement authorizing any Person to file any such financing statement or filing.

LITIGATION. Except as reflected on Schedule 4.1(h) hereto, as of the Agreement Date, there is no action, suit or proceeding pending against, or, to the best of the Borrower's knowledge, threatened against the Borrower, or in any other manner relating directly and adversely to the Borrower or any of its Subsidiaries, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the uninsured liability could reasonably be expected to exceed $5,000,000. After the Agreement Date, there has been no action, suit, or proceeding filed against, or, to the best of the Borrower's knowledge, threatened against the Borrower, or in other manner relating directly or adversely to the Borrower or any of its Subsidiaries, or any of their properties, in any court or before any arbitrator of any kind or before or by any governmental body in which the uninsured liability could reasonably be expected to have a Material Adverse Effect.

TAXES. All federal, state and other tax returns of the Borrower and its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, assessments and other governmental charges or levies upon the Borrower, its Subsidiaries or any of their properties, income, profits and assets, which are due and payable, have been paid, unless the same are being diligently contested in good faith by appropriate proceedings, with adequate reserves established therefor, and no Lien (other than a Permitted Lien) has attached and no foreclosure, distraint, sale or similar proceedings have been commenced. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of their taxes are, in the judgment of the Borrower, adequate.

FINANCIAL STATEMENTS; MATERIAL LIABILITIES; DEBT. The Borrower has furnished or caused to be furnished to the Lenders copies of its consolidated financial statements, as at and for the year ended December 31, 2000 and as at and for the fiscal quarter ended March 31, 2001, respectively, which present fairly in accordance with GAAP the consolidated financial position of the Borrower and its Subsidiaries as at such dates and the consolidated results of operations for the year and three month period then ended, respectively, subject to normal year-end adjustments in the case of quarterly statements. The Borrower and its Subsidiaries taken as a whole have no material liabilities, contingent or otherwise, nor material losses, except as set forth in the such consolidated financial statements.

NO ADVERSE CHANGE. Since December 31, 2000, no event or circumstances has occurred or arisen that has had a Material Adverse Effect.

ERISA. Each Plan has satisfied the minimum funding standards under all Laws applicable thereto, and no unfunded liabilities exist as of December 31, 2000 that are required to be disclosed pursuant to GAAP, except as disclosed in the notes to the December 31, 2000 consolidated financial statements. The Borrower and its Subsidiaries have not incurred any material liability to the PBGC with respect to any Plan. No ERISA Event has occurred with respect to any Plan. The Borrower has not participated in any Prohibited Transaction with respect to any Plan or trust created thereunder, and the consummation of the transactions contemplated hereby will not involve any Prohibited Transaction. Neither the Borrower nor any member of its Controlled Group has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA.

COMPLIANCE WITH REGULATIONS T, U AND X. The Borrower is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System, and no part of the proceeds of the Advances will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. No assets of the Borrower and its Subsidiaries are margin stock. None of the Borrower and its Subsidiaries nor any agent acting on their behalf, have taken or will knowingly take any action which might cause this Agreement or any other Loan Documents to violate any regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, in each case as in effect now or as the same may hereafter be in effect.

GOVERNMENTAL REGULATION. The Borrower and its Subsidiaries are not required to obtain any Necessary Authorization that has not already been obtained from, or effect any material filing or registration that has not already been effected with, any Governmental Authority in connection with the execution and delivery of this Agreement or any other Loan Document, or the performance thereof, in accordance with their respective terms, including any borrowings hereunder.

ABSENCE OF DEFAULT. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions of their articles of incorporation and by-laws, and no event has occurred or failed to occur, which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, or which with the passage of time or giving of notice or both would constitute, (i) a Default or an Event of Default or (ii) a default by the Borrower or any of its Subsidiaries under any material indenture, agreement or other instrument, or any judgment, decree or order to which the Borrower or any of its Subsidiaries or by which they or any of their material properties is bound.

INVESTMENT COMPANY ACT. The Borrower is not required to register under the provisions of the Investment Company Act of 1940, as amended. Neither the entering into or performance by the Borrower of this Agreement nor the issuance of the Revolving Credit Notes violates any provision of such act or requires any consent, approval, or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body of authority pursuant to any provisions of such act.

ENVIRONMENTAL MATTERS. Except as described on Schedule 4.1(q), each of the Borrower and the Subsidiaries is in compliance with all Applicable Environmental Laws in effect in each jurisdiction where it is presently doing business or has done business, and in which the failure so to comply could have a Material Adverse Effect. Neither the Borrower nor any of the Subsidiaries is subject to any liability under any Applicable Environmental Laws that, in the aggregate, could have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any (a) notice from any Governmental Authority by which any of its present or previously-owned or leased real properties has been designated, listed, or identified in any manner by any Governmental Authority charged with administering or enforcing any Applicable Environmental Law as a Hazardous Substance disposal or removal site, "Super Fund" clean-up site, or candidate for removal or closure pursuant to any Applicable Environmental Law, (b) notice of any Lien arising under or in connection with any Applicable Environmental Law that has attached to any revenues of, or to, any of its owned or leased real properties, or (c) summons, citation, notice, directive, letter, or other communication, written or oral, from any Governmental Authority concerning any intentional or unintentional action or omission by the Borrower or such Subsidiary in connection with its ownership or leasing of any real property resulting in the releasing, spilling, leaking, pumping, pouring, emitting, emptying, dumping, or otherwise disposing of any Hazardous Substance into the environment resulting in any material violation of an Applicable Environmental Law, in each case in (a), (b) and (c) immediately preceding where the effect of which could have a Material Adverse Effect.

CERTAIN FEES. Except as noted herein, no broker's, finder's or other fee or commission will be payable by the Borrower (other than to the Lenders hereunder) with respect to the making of the Commitment or the Advances hereunder or the issuance of any Letters of Credit. The Borrower agrees to indemnify and hold harmless the Administrative Lender and each Lender from and against any claims, demand, liability, proceedings, costs or expenses asserted with respect to or arising in connection with any such fees or commissions.

NECESSARY AUTHORIZATIONS. No event has occurred which permits (or with the passage of time would permit) the revocation or termination of any Necessary Authorization, or which could result in the imposition of any restriction thereon of such a nature that could reasonably be expected to have a Material Adverse Effect.

INTELLECTUAL PROPERTY. The Borrower and its Subsidiaries have obtained all patents, trademarks, service-marks, trade names, copyrights, licenses and other rights, free from unduly burdensome restrictions, that are necessary for the operation of their business as presently conducted and as proposed to be conducted, except where the failure to so obtain such would not have a Material Adverse Effect. Nothing has come to the attention of the Borrower or any of its Subsidiaries to the effect that (i) any process, method, part or other material presently contemplated to be employed by the Borrower or any Subsidiary may infringe any patent, trademark, service-mark, trade name, copyright, license or other right owned by any other Person, or (ii) there is pending or overtly threatened any claim or litigation against or affecting the Borrower or any Subsidiary contesting its right to sell or use any such process, method, part or other material, in each case where such infringement, claim or litigation could have a Material Adverse Effect.

DISCLOSURE. Neither this Agreement nor any other document, certificate or statement which has been furnished to any Lender by or on behalf of the Borrower or any Subsidiary in connection herewith contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement contained herein and therein not misleading at the time it was furnished. There is no fact known to the Borrower and not known to the public generally that is expected, as of the date of this Agreement, to have a material adverse affect on the consolidated financial condition or results of operations of the Borrower and its Subsidiaries, which has not been set forth in this Agreement or in the documents, certificates and statements furnished to the Lenders by or on behalf of the Borrower prior to the date hereof in connection with the transaction contemplated hereby.

SOLVENCY. The Borrower is, and Borrower and its Subsidiaries on a consolidated basis are, Solvent.

CONSOLIDATED BUSINESS ENTITY. The Borrower and its Subsidiaries are operated as part of one consolidated business entity and are directly dependent upon each other for and in connection with their respective business activities and their respective financial resources.

SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and the other Loan Documents shall be deemed to be made at and as of the Agreement Date and at and as of the date of each Request for Credit Extension, and each shall be true and correct when made, except to the extent (a) previously fulfilled in accordance with the terms hereof, (b) applicable to a specific date or otherwise subsequently inapplicable, or (c) previously waived in writing by the Determining Lenders with respect to any particular factual circumstance. All such representations and warranties shall survive, and not be waived by, the execution hereof by any Lender, any investigation or inquiry by any Lender, or by the making of any Credit Extension under this Agreement.

                                GENERAL COVENANTS

So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. The Borrower shall, and shall cause each Subsidiary to:

Preserve and maintain, or timely obtain and thereafter preserve and maintain, its existence, rights, franchises, licenses, authorizations, consents, privileges and all other Necessary Authorizations from federal, state and local governmental bodies and any tribunal (regulatory or otherwise), the loss of which could have a Material Adverse Effect; and qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, unless the failure to do so could not have a Material Adverse Effect.

BUSINESS; COMPLIANCE WITH APPLICABLE LAW. The Borrower and its Subsidiaries shall (a) engage principally in the businesses set forth in Section 4.1(d) hereof and those directly related thereto, and (b) comply in all material respects with the requirements of all Applicable Law.

MAINTENANCE OF PROPERTIES. The Borrower shall, and shall cause each Subsidiary to, maintain or cause to be maintained all its properties (whether owned or held under lease) in reasonably good repair, working order and condition, taken as a whole, and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions, betterments and improvements thereto.

ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower shall, and shall cause each Subsidiary to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made and all transactions reflected in accordance with GAAP, and keep accurate and complete records of its respective assets. The Borrower and each of its Subsidiaries shall maintain a fiscal year ending on December 31.

INSURANCE. The Borrower shall, and shall cause each Subsidiary to, maintain insurance from responsible companies in such amounts and against such risks as shall be customary and usual in the industry for companies of similar size and capability. Specifically, the Borrower will maintain (a) public liability insurance coverage, including products/completed operation liability coverage, in an amount not less than $25,000,000, and (b) physical damage insurance on all real and personal property on an all-risks basis (including the perils of flood and earthquake, provided that earthquake coverages may be less than the cost of repair and replacement, but shall in all events be such amounts as are commercially available at reasonable rates), covering the repair and replacement cost of all such property and consequential loss coverage for business interruption and extra expense.

PAYMENT OF TAXES AND CLAIMS. The Borrower shall, and shall cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or its income or Properties prior to the date on which penalties attach thereto, and all lawful material claims for labor, materials and supplies which, if unpaid, might become a Lien upon any of its properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as (a) no Lien (other than a Permitted Lien) shall attach with respect thereto, (b) no foreclosure, distraint, sale or similar proceedings shall have been commenced and (c) the Borrower's or any Subsidiary's title to, and its right to use its Property is not materially affected thereby. The Borrower shall, and shall cause each Subsidiary to, timely file all information returns required by federal, state or local tax authorities.

VISITS AND INSPECTIONS. The Borrower shall, and shall cause each Subsidiary to, promptly permit representatives of the Administrative Lender or any Lender from time to time to (a) visit and inspect the properties of the Borrower and Subsidiary as often as the Administrative Lender or any Lender shall reasonably deem advisable, (b) inspect and make extracts from and copies of the Borrower's and each Subsidiary's books and records, and (c) discuss with the Borrower's and each Subsidiary's directors, officers, employees and auditors its business, assets, liabilities, financial positions, results of operations and business prospects. Prior to the occurrence of an Event of Default, all such visits and inspections shall be conducted during normal business hours. Following the occurrence and during the continuance of an Event of Default, such visits and inspections shall be conducted at any time requested by the Administrative Lender or any Lender.

PAYMENT OF DEBT. Subject to Section 5.6 hereof, the Borrower shall, and shall cause each Subsidiary to, pay its Debt when and as the same becomes due, other than amounts (other than the Obligations) duly and diligently disputed in good faith.

USE OF PROCEEDS. The Borrower shall use the proceeds of Advances for working capital, real estate development activities and for other general corporate purposes, including refinancing of the debt under the Existing Credit Agreement.

INDEMNITY. The Borrower agrees to defend, protect, indemnify and hold harmless the Administrative Lender, each Lender, each of their respective Affiliates, and each of their respective (including such Affiliates') officers, directors, employees, agents, attorneys, shareholders and consultants (including, without limitation, those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth herein) of each of the foregoing (collectively, "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees (whether direct, indirect or consequential and whether based on any federal, state, or local laws and regulations, under common law or at equitable cause, or on contract, tort or otherwise, arising from or connected with the past, present or future operations of the Borrower or its predecessors in interest, or the past, present or future environmental condition of property of the Borrower or any Subsidiary or the violation or asserted violation by the Borrower or any Subsidiary of any Applicable Law, including any Applicable Environmental Law), in any manner relating to or arising out of this Agreement, the Loan Documents, or any act, event or transaction or alleged act, event or transaction relating or attendant thereto, or the use or intended use of the proceeds of the Advances or the Letters of Credit hereunder, or in connection with any investigation of any potential matter covered hereby, but excluding (i) any claim or liability that arises as the result of the gross negligence or willful misconduct of any Indemnitee, as finally judicially determined by a court of competent jurisdiction, and (ii) matters raised by one Lender against another Lender or by any shareholders of a Lender against a Lender or its management. BORROWER AGREES THAT IT EXPRESSLY INTENDS TO INDEMNIFY EACH INDEMNITEE FROM AND HOLD EACH OF THEM HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES OR EXPENSES ARISING OUT OF THE ORDINARY SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNITEE, BUT NOT THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE. The obligations of the Borrower under this Section 5.10 shall survive termination of the Commitment and payment in full of the Obligations.

MATERIAL SUBSIDIARY GUARANTY. The Borrower shall cause each Person that is or becomes a Material Subsidiary (promptly upon becoming a Material Subsidiary) to
(i) execute a Subsidiary Guaranty and (ii) deliver to the Lenders such board resolutions, officer's certificates and opinions of counsel as the Administrative Lender shall reasonably request in connection with the Subsidiary Guaranty.

ERISA.
ALL ASSUMPTIONS AND METHODS USED TO DETERMINE THE ACTUARIAL VALUATION OF EMPLOYEE BENEFITS, BOTH VESTED AND UNVESTED, UNDER EACH PLAN SUBJECT TO TITLE IV OF ERISA AND EACH SUCH PLAN, WHETHER NOW EXISTING OR ADOPTED AFTER THE DATE HEREOF, WILL COMPLY IN ALL MATERIAL RESPECTS WITH ERISA. THE BORROWER WILL NOT AT ANY TIME PERMIT ANY PLAN ESTABLISHED, MAINTAINED OR CONTRIBUTED TO BY IT OR ANY SUBSIDIARY IN THE UNITED STATES OR ANY ERISA AFFILIATE TO:

          (xix) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA;

          (xx) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA, whether or not waived; or

          (xxi) be terminated under circumstances which are likely to result in the imposition of a lien on the property of the Borrower or any such Subsidiary pursuant to Section 4068 of ERISA,

if the event or condition described in clauses (i), (ii) or (iii) above is likely to subject the Borrower or any Subsidiary or ERISA Affiliate to liabilities which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Upon request, the Borrower will furnish you or any other Lender a copy of the annual report of each Plan (Form 5500) required to be filed with the Internal Revenue Service no later than 45 days after the date such report has been filed with the Internal Revenue Service. Promptly upon obtaining knowledge of the occurrence thereof, the Borrower will give each Lender notice of (i) a Reportable Event with respect to any Plan; (ii) the institution of any steps by the Borrower, any Subsidiary, any ERISA Affiliate or the PBGC to terminate any Plan; (iii) the institution of any steps by the Borrower, any Subsidiary, or any ERISA Affiliate to withdraw from any Plan; (iv) a prohibited transaction in connection with any Plan; (v) any material increase in the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by the Internal Revenue Service, the Department of Labor or the PBGC or any other Person with respect to any of the foregoing which, individually or in the aggregate, in any of the events specified in this subparagraph (d), could reasonably be expected to result in a Material Adverse Effect.


                              INFORMATION COVENANTS

So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled), the Borrower shall furnish or cause to be furnished to each Lender:

QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within 45 days after the end of each fiscal quarter, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, a consolidated statement of earnings of the Borrower and its Subsidiaries for such quarter, and in the case of the second and third quarters, for the portion of the fiscal year ending with such quarter, and a consolidated statement of cash flows for the elapsed portion of the year ended with the last day of such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all of which shall be certified by the chief executive officer, chief financial officer, vice president - finance or treasurer of the Borrower, to be, in his or her opinion, complete and correct in all material respects and to present fairly, in accordance with GAAP, the financial position and results of operations of the Borrower and its Subsidiaries as at the end of and for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end adjustments. Copies of the Borrower's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.1.

ANNUAL FINANCIAL STATEMENTS AND INFORMATION; CERTIFICATE OF NO DEFAULT. Within 90 days after the end of each fiscal year, a copy of (i) the consolidated balance sheet of the Borrower and its Subsidiaries, as at the end of such fiscal year and (ii) consolidated statements of earnings, retained earnings and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and a footnote reconciliation of treasury stock transactions for such fiscal year, all of which are prepared in accordance with GAAP, and certified by independent certified public accountants acceptable to the Lenders, whose opinion shall be in scope and substance in accordance with generally accepted auditing standards and shall be unqualified. Copies of the Borrower's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 6.2.

COMPLIANCE CERTIFICATE. At the time financial statements are furnished pursuant to Sections 6.1 and 6.2 hereof, a certificate of an Authorized Signatory:

Setting forth at the end of such period, a calculation of the Capitalization Ratio, as well as certifications and arithmetical calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the requirements of Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7 and 7.9 hereof, which shall be substantially in the form of Exhibit D hereto; and stating that, to the best of his or her knowledge after due inquiry, no Default has occurred as at the end of such period, or if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken with respect to such Default.

NOTICE OF LITIGATION, DEFAULT AND OTHER MATTERS. PROMPT NOTICE OF THE FOLLOWING EVENTS AFTER THE BORROWER HAS KNOWLEDGE OR NOTICE THEREOF:

The commencement of all proceedings and investigations by or before any Governmental Authority, and each action and proceeding in any court or before any arbitrator involving claims for damages, fines or penalties (including punitive damages) in which the uninsured liability could reasonably be expected to exceed $5,000,000, against or in any other way relating directly to the Borrower, any Subsidiary, or any of their properties or businesses;

The holder of any Revolving Credit Note or other evidence of Debt which singly or in the aggregate equals or exceeds $3,000,000 or other security for any of such Debt has given notice or taken any action with respect to a breach, failure to perform, claimed default or event of default thereunder;

Promptly upon the happening of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action is being taken or is proposed to be taken with respect thereto; and

Any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or prospective business of the Borrower and its Subsidiaries, on a consolidated basis.


                               NEGATIVE COVENANTS

So long as any of the Obligations are outstanding and unpaid or any Commitment is outstanding (whether or not the conditions to borrowing have been or can be fulfilled):

CAPITALIZATION RATIO. The Borrower shall not permit the Capitalization Ratio to be greater than 0.50 to 1 at the end of any fiscal quarter.

FIXED CHARGE COVERAGE RATIO. The Borrower shall not permit the Fixed Charge Coverage Ratio to be less than 1.70 to 1 at the end of any fiscal quarter.

LEVERAGE RATIO. The Borrower shall not permit the Leverage Ratio to be greater than (a) 3.25 to 1 at the end of any fiscal quarter occurring during the period from and including the Agreement Date through and including June 30, 2002 and
(b) 3.00 to 1 at the end of any fiscal quarter thereafter.

GUARANTIES. The Borrower shall not, and shall not permit any Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, or suffer to exist any Guaranty Obligation, except any or all of the following:

Endorsement of negotiable instruments in the ordinary course of business; Guaranty Obligations in respect of the Existing Private Placement Notes, the 2001 Private Placement Notes, the San Marcos Bonds and the Future Headquarters Sale and Leaseback and a Facility Sale and Leaseback; The Subsidiary Guaranty; Guaranty Obligations of a Subsidiary to the Borrower or another Subsidiary and Guaranty Obligations of the Borrower to a Subsidiary; Guaranty Obligations in respect of the performance or payment of construction and related undertakings and other obligations made in the ordinary course of business of the Borrower and its Subsidiaries; and Guaranty Obligations by Subsidiaries in respect of Debt of the Borrower or other Subsidiaries, provided that the incurrence or existence of such Debt does not result in an Default or Event of Default; and Other Guaranty Obligations not to exceed $15,000,000 in aggregate amount outstanding at any time.

LIENS. The Borrower shall not, and shall not permit any Subsidiary to, create, assume, incur, permit or suffer to exist, directly or indirectly, any Lien on any of its assets, whether now owned or hereafter acquired, except Permitted Liens. The Borrower shall not, and shall not permit any Subsidiary to, agree with any other Person that it shall not create, assume, incur, permit or suffer to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its assets other than with respect to the Existing Private Placement Notes, the San Marcos Bonds and the 2001 Private Placement Notes and agreements related thereto, and other than by Butler Real Estate, Inc. with respect to tenants and contract vendees of projects in the ordinary course of its business so long as such agreement by Butler Real Estate, Inc. not to create a Lien relates only to such projects.

INVESTMENTS. The Borrower shall not, and shall not permit any Subsidiary to, make any Investment, except that the Borrower and its Subsidiaries may purchase or otherwise acquire and own or make any or all of the following:

Investments in the form of loans to officers and employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business not to exceed $5,000,000 in aggregate amount outstanding at any time; Investments disclosed on the Borrower's financial statements for the fiscal quarter ending March 31, 2001; and other Investments in an aggregate amount outstanding at any time, together with Acquisitions of Persons who become Foreign Subsidiaries as a result of such Acquisition that are permitted pursuant to Section 7.7(ii) hereof, not to exceed the sum of (x) $10,000,000 plus (y) 25% of Shareholder's Equity.

ACQUISITIONS. The Borrower shall not, and shall not permit any Subsidiary to, make any Acquisitions, except that, after the Agreement Date, the Borrower and its Subsidiaries may make Acquisitions of (i) Persons who become Domestic Subsidiaries as a result of such Acquisition in an aggregate amount not to exceed the sum of (x) $20,000,000 plus (y) 25% of Shareholder's Equity immediately preceding any such Acquisition and provided that such Domestic Subsidiary (if a Material Subsidiary) becomes party to a Subsidiary Guaranty, and (ii) Persons who become Foreign Subsidiaries as a result of such Acquisition provided that Acquisitions of Foreign Subsidiaries together with Investments in all Subsidiaries permitted pursuant to Section 7.6(c) hereof shall not exceed in aggregate amount outstanding at any time, the sum of (x) $20,000,000 plus (y) 25% of Shareholder's Equity.

MERGER, ETC. The Borrower shall not, and shall not permit any Subsidiary to, at any time consolidate with, or merge into, any Person other than a Person that becomes a Subsidiary of the Borrower thereby, except that (a) a Subsidiary may consolidate with or merge into the Borrower or a Guarantor and (b) any Subsidiary which is not a Guarantor may consolidate into or merge into another Person.

DISPOSITIONS.

The Borrower shall not, and shall not permit any Subsidiary to (other than in the ordinary course of business) sell, lease, transfer or otherwise (including by way of merger or a sale and lease-back transaction) dispose of (collectively a "Disposition") any assets, including capital stock of Subsidiaries, in one or a series of transactions, to any Person (other than the Borrower or a Guarantor), (i) if in any fiscal year, after giving effect to such Disposition, the aggregate net book value of assets subject to Dispositions during such fiscal year would exceed 10% of Total Assets as of the end of the immediately preceding fiscal quarter, or (ii) if a Default or Event of Default exists or would exist after giving effect thereto. Notwithstanding the foregoing limitations in clause (a) of this Section 7.9, the Borrower or a Subsidiary may make a Disposition and the net book value of the assets subject to such Disposition shall not be subject to or included in the foregoing limitations and computations if the proceeds (net of taxes and related expenses) from such Disposition are reinvested, within 180 days after such Disposition, in productive assets of the Borrower or its Subsidiaries.

TRANSACTIONS WITH AFFILIATES. The Borrower shall not, and shall not permit any Subsidiary to, engage in any transaction with an Affiliate except in the ordinary course of business as presently conducted and on terms and conditions no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, the Lenders agree that the lease of the Future Headquarters Facility with an Affiliate is not a breach of this Section 7.10 so long as the terms of such lease are no less favorable to the Borrower than would be obtained in a lease in a comparable arms-length transaction with a Person not an Affiliate.

BUSINESS. The Borrower shall not, and shall not permit any Guarantor to, engage in, directly or through other Persons, any business other than the business now carried on by the Borrower and its Subsidiaries and other businesses directly related thereto.

SALES AND LEASEBACKS. The Borrower shall not, and shall not permit any Subsidiary to, enter into any arrangement whereby the Borrower or such Subsidiary shall sell or transfer all or any part of its assets then owned by it, and thereafter rent or lease such assets sold or transferred if a Default or Event of Default exists or would result therefrom.

DEBT. The Borrower shall not, and shall not permit any Subsidiary to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Debt if a Default or Event of Default exists or would result therefrom.

PREPAYMENT OF DEBT. The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly prepay any Debt or defease, redeem, repurchase or otherwise acquire any Debt if after giving effect to any proposed payment, defeasance, redemption, repurchase or acquisition a Default or Event of Default exists or would occur as a result thereof.

                                     Default

Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event, and whether voluntary, involuntary, or effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:


Any representation or warranty made under any Loan Document shall prove to have been incorrect in any material respect when made;

The Borrower shall default in the payment of (i) any interest under any Revolving Credit Note or any fees payable hereunder or any other costs, fees, expenses or other amounts payable hereunder or under the Loan

Documents, when due, which Default is not cured within two (2) Business Days from the date such payment became due by payment of such late amount, or (ii) any principal under any of the Revolving Credit Notes when due; The Borrower or any Subsidiary shall default in the performance or observance of any agreement or covenant contained in Article 7 hereof; The Borrower or any Subsidiary shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this
Section 8.1, and such default shall not be cured within a period of thirty (30) days after the earlier of notice from the Administrative Lender thereof or actual notice thereof given by the Borrower or such Subsidiary to the Administrative Lender; There shall occur any default or breach in the performance or observance of any agreement or covenant (after the expiration of any applicable grace period) in any of the Loan Documents (other than this Agreement); There shall be commenced an involuntary proceeding or an involuntary petition shall be filed in a court having competent jurisdiction seeking (i) relief in respect of the Borrower or any Subsidiary, or a substantial port of the assets of the Borrower or such Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, (ii) the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any Subsidiary, or of any substantial part of their respective properties, or (iii) the winding-up or liquidation of the affairs of the Borrower or any Subsidiary, and any such proceeding or petition shall continue unstayed and in effect for a period of sixty (60) consecutive days; The Borrower or any Subsidiary shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy law or other similar law, or the Borrower or any Subsidiary shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any Subsidiary or of any substantial part of their respective properties, or the Borrower or any Subsidiary shall make a general assignment for the benefit of creditors, or the Borrower or any Subsidiary shall fail generally to pay its debts as they become due, or the Borrower or any Subsidiary shall take any action in furtherance of any such action; A final judgment or judgments shall be entered by any court against the Borrower or any Material Subsidiary for the payment of money which exceeds $1,000,000 in the aggregate, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any Material Subsidiary which, together with all other such property of the Borrower and its Material Subsidiaries subject to other such process, exceeds in value $1,000,000 in the aggregate, and if the events or occurrence forming the basis for such judgment or award is not insured or, within 30 days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged; The Borrower or any Material Subsidiary shall fail to make any payment when due in respect of any Debt having an aggregate principal amount in excess of $3,000,000 beyond any grace period provided with respect thereto, or the Borrower or any Material Subsidiary shall default in the performance of any agreement or instrument under which such Debt is created or evidenced beyond any applicable grace period, or any other event shall occur or condition shall exist under any such agreement or instrument, if the effect of such default, event or condition is to permit or cause the holder of such Debt (or a trustee on behalf of any such holder) to cause such Debt to become due or to be repurchased or redeemed; Any provision of any Loan Document shall for any reason cease to be valid and binding on or enforceable against any party to it (other than the Administrative Lender or any Lender) in all material respects, or any such party (other than the Administrative Lender or any Lender) shall so state in writing; Less than $40,000,000 in aggregate principal amount of the 2001 Private Placement Notes shall have been issued as of July 31, 2001; or A Change of Control of the Borrower shall have occurred.

REMEDIES. If an Event of Default shall have occurred and shall be continuing:

With the exception of an Event of Default specified in Section 8.1(f) or (g) hereof, the Administrative Lender shall, upon the direction of the Determining Lenders, terminate the Commitments and/or declare the principal of and interest on the Advances and all Obligations and other amounts owed under the Loan Documents to be forthwith due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything in the Loan Documents to the contrary notwithstanding. Upon the occurrence of an Event of Default specified in Section 8.1(f) or (g) hereof, such principal, interest and other amounts shall thereupon automatically and concurrently therewith become due and payable and the Commitments shall automatically forthwith terminate, all without any action by the Administrative Lender, any Lender or any holders of the Revolving Credit Notes and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in the Loan Documents to the contrary notwithstanding. The Borrower hereby agrees, in addition to the provisions of this Section 8.2, that (i) upon the occurrence and during the continuance of any Event of Default, it shall, upon demand by the Determining Lenders (and, in the case of any Event of Default specified in Section 8.1(f) or (g) hereof, forthwith, without any demand or the taking of any other action by the Administrative Lender or any Lender) pay to the Administrative Lender an amount in immediately available funds equal to the then aggregate undrawn face amount of the Letters of Credit and (ii) any amounts received by the Administrative Lender pursuant to this Section 8.2(c) (and all investments of such amounts and earnings and proceeds of such investments) shall be held by the Administrative Lender in a cash collateral account in the name of the Administrative Lender entitled "Butler Manufacturing Company Letter of Credit Cash Collateral Account". As security for the payment of all Reimbursement Obligations and for all other Obligations, the Borrower hereby grants, conveys, assigns, pledges, sets over and transfers to the Administrative Lender (for the benefit of each Issuing Bank and the Lenders) a Lien in such collateral account, together with all earnings and proceeds thereof. The balance in such collateral account (including all earnings thereon) shall be invested and reinvested by the Administrative Lender in such interest-bearing obligations as the Administrative Lender shall from time to time select, and the Borrower hereby authorizes and directs the Administrative Lender to collect and receive any earnings and proceeds of any such Investments and to credit the net amount of all such receipts to such cash collateral account. The Administrative Lender, and the Lenders may exercise all of the post-default rights granted to them under the Loan Documents or under Applicable Law. The rights and remedies of the Administrative Lender and the Lenders hereunder shall be cumulative, and not exclusive.

                            CHANGES IN CIRCUMSTANCES

LIBOR RATE DETERMINATION INADEQUATE. If with respect to any proposed LIBOR Advance for any Interest Period, any Lender determines that (i) deposits in dollars (in the applicable amount) are not being offered to that Lender in the relevant market for such Interest Period or (ii) the LIBOR Rate for such proposed LIBOR Advance does not adequately cover the cost to such Lender of making and maintaining such proposed LIBOR Advance for such Interest Period, such Lender shall forthwith give notice thereof to the Borrower, whereupon until such Lender notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligation of such Lender to make LIBOR Advances shall be suspended.

ILLEGALITY. If any applicable law, rule or regulation, or any change therein or adoption thereof, or interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for such Lender (or its LIBOR Lending Office) to make, maintain or fund its LIBOR Advances, such Lender shall so notify the Borrower and the Administrative Lender. Before giving any notice to the Borrower pursuant to this Section, the notifying Lender shall designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of the Lender, be materially disadvantageous to the Lender. Upon receipt of such notice, notwithstanding anything contained in Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of each LIBOR Advance owing to the notifying Lender, together with accrued interest thereon, on either (a) the last day of the Interest Period applicable to such Advance, if the Lender may lawfully continue to maintain and fund such

Advance to such day, or (b) immediately, if the Lender may not lawfully continue to fund and maintain such Advance to such day. Concurrently with repaying each affected LIBOR Advance owing to such Lender, notwithstanding anything contained in Article 2 hereof, the Borrower shall borrow a Base Rate Advance from such Lender, and such Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing to such Lender immediately prior to such repayment.

INCREASED COSTS.
If any applicable law, rule or regulation, or any change in or adoption of any law, rule or regulation, or any interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender (or its LIBOR Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or compatible agency:

          (xxii) shall subject a Lender (or its LIBOR Lending Office) to any Tax (net of any tax benefit engendered thereby) with respect to its LIBOR Advances or its obligation to make such Advances, or shall change the basis of taxation of payments to a Lender (or to its LIBOR Lending Office) of the principal of or interest on its LIBOR Advances or in respect of any other amounts due under this Agreement, as the case may be, or its obligation to make such Advances (except for changes in the rate of tax on the overall net income, net worth or capital of the Lender and franchise taxes, doing business taxes or minimum taxes imposed upon such Lender); or

          (xxiii) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, a Lender's LIBOR Lending Office or shall impose on the Lender (or its LIBOR Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its LIBOR Advances or its obligation to make such Advances;

and the result of any of the foregoing is to increase the cost to a Lender (or its LIBOR Lending Office) of making or maintaining any LIBOR Advances, or to reduce the amount of any sum received or receivable by a Lender (or its LIBOR Lending Office) with respect thereto, by an amount deemed by a Lender to be material, then, within 15 days after demand by a Lender, the Borrower agrees to pay to such Lender such additional amount as will compensate such Lender for such increased costs or reduced amounts, subject to Section 11.9 hereof. The affected Lender will as soon as practicable notify the Borrower of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different LIBOR Lending Office or other lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of the affected Lender made in good faith, be disadvantageous to such Lender.

A certificate of any Lender claiming compensation under this Section which shall include, in reasonable detail, the basis for the demand for additional compensation, the method of calculation, and the calculation thereof, shall be conclusive in the absence of manifest error. In determining such amount, a Lender may use any reasonable averaging and attribution methods. If a Lender demands compensation under this Section, the Borrower may at any time, upon at least five Business Days' prior notice to the Lender, after reimbursement to the Lender by the Borrower in accordance with this Section of all costs incurred, prepay in full the then outstanding LIBOR Advances of the Lender, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.9 hereof. Concurrently with prepaying such LIBOR Advances, the Borrower may borrow a Base Rate Advance from the Lender, and the Lender shall make such Base Rate Advance, in an amount such that the outstanding principal amount of the Advances owing to such Lender shall equal the outstanding principal amount of the Advances owing to such Lender immediately prior to such prepayment.

EFFECT ON BASE RATE ADVANCES. If notice has been given pursuant to Section 9.1,
9.2 or 9.3 hereof suspending the obligation of a Lender to make LIBOR Advances, or requiring LIBOR Advances of a Lender to be repaid or prepaid, then, unless and until the Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all Advances which would otherwise be made by such Lender as LIBOR Advances shall be made instead as Base Rate Advances.

CAPITAL ADEQUACY. If any change in or in the interpretation of any law, rule or regulation or in any guideline of any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by a Lender or any corporation controlling such Lender, and such Lender determines that the amount of such capital is increased by or based upon the existence of such Lender's commitment or Advances hereunder and other commitments or advances of such Lender of this type, then, upon demand by such Lender, subject to Section 11.9, the Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender with respect to such circumstances, to the extent that such Lender reasonably determines in good faith such increase in capital to be allocable to the existence of such Lender's Commitment hereunder. The Lender shall submit to the Borrower a certificate as to such amounts, which shall include, in reasonable detail, the basis for the demand for additional compensation, the method of calculation, and the calculation thereof, which certificate shall, in the absence of manifest error, be conclusive and binding for all purposes.

SURVIVAL. All of the Borrower's obligations under this Article 9 shall survive termination of the Commitment and payment in full of the Obligations.

                             AGREEMENT AMONG LENDERS

Agreement Among Lenders.  The Lenders agree among themselves that:

ADMINISTRATIVE LENDER. Each Lender hereby appoints the Administrative Lender as its nominee in its name and on its behalf, to receive all documents and items to be furnished hereunder; to act as nominee for and on behalf of all Lenders under the Loan Documents; to, except as otherwise expressly set forth herein, take such action as may be requested by the Determining Lenders provided that, unless and until the Administrative Lender shall have received such requests, the Administrative Lender may take such administrative action, or refrain from taking such administrative action, as it may deem advisable and in the best interests of the Lenders; to arrange the means whereby the proceeds of the Advances of the Lenders are to be made available to the Borrower; to distribute promptly to each Lender information, requests and documents received from the Borrower, and each payment (in like funds received) with respect to any of such Lender's Advances, participations in Letters of Credit, fees or other amounts; and to deliver to the Borrower requests, demands, approvals and consents received from the Lenders. Administrative Lender agrees to promptly distribute to each Lender, at such Lender's address set forth below information, requests, documents and payments received from the Borrower. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Lender shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Lender have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Lender.

REPLACEMENT OF ADMINISTRATIVE LENDER. Should the Administrative Lender or any successor Administrative Lender ever cease to be a Lender hereunder, or should the Administrative Lender or any successor Administrative Lender ever resign as Administrative Lender, or should the Administrative Lender or any successor Administrative Lender ever be removed with cause by the Determining Lenders, then the Lender appointed by the other Lenders shall forthwith become the Administrative Lender, and the Borrower and the Lenders shall execute such documents as any Lender may reasonably request to reflect such change. Any resignation or removal of the Administrative Lender or any successor Administrative Lender shall become effective upon the appointment by the Lenders of a successor Administrative Lender; provided, however, that if the Lenders fail for any reason to appoint a successor within 60 days after such removal or resignation, the Administrative Lender or any successor Administrative Lender (as the case may be) shall thereafter have no obligation to act as Administrative Lender hereunder.

EXPENSES. Each Lender shall pay its pro rata share, based on its Specified Percentage, of any expenses paid by the Administrative Lender directly and solely in connection with any of the Loan Documents if

Administrative Lender does not receive reimbursement therefor from other sources within 60 days after the date incurred, unless payment of such fees is being diligently disputed by such Lender or the Borrower in good faith. Any amount so paid by the Lenders to the Administrative Lender shall be returned by the Administrative Lender pro rata to each paying Lender to the extent later paid by the Borrower or any other Person on the Borrower's behalf to the Administrative Lender.

DELEGATION OF DUTIES. The Administrative Lender may execute any of its duties hereunder by or through officers, directors, employees, attorneys or agents, and shall be entitled to (and shall be protected in relying upon) advice of counsel concerning all matters pertaining to its duties hereunder. The Administrative Lender shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

RELIANCE BY ADMINISTRATIVE LENDER. The Administrative Lender and its officers, directors, employees, attorneys and agents shall be entitled to rely and shall be fully protected in relying on any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telex or teletype message, statement, order, or other document or conversation reasonably believed by it or them in good faith to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected the Administrative Lender. The Administrative Lender may, in its reasonable judgment, deem and treat the payee of any Revolving Credit Note as the owner thereof for all purposes hereof.

LIMITATION OF ADMINISTRATIVE LENDER'S LIABILITY. Neither the Administrative Lender nor any of its officers, directors, employees, attorneys or agents shall be liable for any action taken or omitted to be taken by it or them hereunder in good faith and believed by it or them to be within the discretion or power conferred to it or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for its or their own gross negligence or willful misconduct. Except as aforesaid, the Administrative Lender shall be under no duty to enforce any rights with respect to any of the Advances, or any security therefor. The Administrative Lender shall not be compelled to do any act hereunder or to take any action towards the execution or enforcement of the powers hereby created or to prosecute or defend any suit in respect hereof, unless indemnified to its satisfaction against loss, cost, liability and expense. The Administrative Lender shall not be responsible in any manner to any Lender for the effectiveness, enforceability, genuineness, validity or due execution of any of the Loan Documents, or for any representation, warranty, document, certificate, report or statement made herein or furnished in connection with any Loan Documents, or be under any obligation to any Lender to ascertain or to inquire as to the performance or observation of any of the terms, covenants or conditions of any Loan Documents on the part of the Borrower. To the extent not reimbursed by the Borrower, each Lender hereby indemnifies and holds harmless the Administrative Lender, pro rata according to its Specified Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and/or disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by the Administrative Lender in any way with respect to any Loan Documents or any action taken or omitted by the Administrative Lender under the Loan Documents; provided, however, no Lender shall be obligated to indemnify or hold harmless the Administrative Lender hereunder if any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, expenses and/or disbursements result from gross negligence or willful misconduct by the Administrative Lender. Each Lender agrees that it expressly intends, under this
Section 10.1(f) to indemnify Administrative Lender ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from Administrative Lender's sole ordinary or contributory negligence.

LIABILITY AMONG LENDERS. No Lender shall incur any liability (other than the sharing of expenses and other matters specifically set forth herein and in the other Loan Documents) to any other Lender, except for acts or omissions in bad faith.

RIGHTS AS LENDER. With respect to its commitment hereunder, the Advances made by it and Revolving Credit Note issued to it, the Administrative Lender shall have the same rights as a Lender and may exercise the same as though it were not the Administrative Lender, and the term "Lender" or "Lenders" shall, unless the context otherwise indicates, include the Administrative Lender in its individual capacity. The Administrative

Lender or any Lender may accept deposits from, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower and any of its Affiliates, and any Person who may do business with or own securities of the Borrower or any of its Affiliates, all as if the Administrative Lender were not the Administrative Lender hereunder and without any duty to account therefor to the Lenders.

LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Lender or any other Lender and based upon the financial statements referred to in Sections 4.1(j), 6.1 and 6.2 hereof, and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Lender or any other Lender and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

NOTICE OF DEFAULT. The Administrative Lender shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Lender for the account of the Lenders, unless the Administrative Lender shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Administrative Lender will notify the Lenders of its receipt of any such notice. The Administrative Lender shall take such action with respect to such Default or Event of Default as may be directed by the Determining Lenders in accordance with Article 8; provided, however, that unless and until the Administrative Lender has received any such direction, the Administrative Lender may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

BENEFITS OF ARTICLE. None of the provisions of this Article shall inure to the benefit of any Person other than Lenders; consequently, no Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of the Administrative Lender or any Lender to comply with such provisions.

                                  MISCELLANEOUS

NOTICES.

Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices below; or, in the case of the Borrower or the Administrative Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower and the Administrative Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii)(A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Lender pursuant to Article 2 hereof shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified below, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

          (xxiv)   If to the Borrower, at:

                   Butler Manufacturing Company
                   BMA Tower
                   31st Street and Southwest Trafficway
                   Kansas City, Missouri 64108
                   Attn:  Chief Financial Officer

                   Telephone:       816-968-3216
                   Facsimile:       816-968-3279
                   Electronic:      lcmiller@butlermfg.org

                   with a copy to:

                   Butler Manufacturing Company
                   BMA Tower
                   31st Street and Southwest Trafficway
                   Kansas City, Missouri 64108
                   Attn:  General Counsel
                   Telephone:       816-968-3214
                   Facsimile:       816-968-3211
                   Electronic:      jwhuey@butlermfg.org

          (xxv)    If to the Administrative Lender, at:

                   Bank of America, N.A.
                   901 Main Street, 14th Floor
                   Dallas, Texas 75202
                   Attn:    Corporate Credit Services, Tonya Parker
                   Telephone:       (214) 209-2138
                   Facsimile:       (214) 290-9438
                   Electronic:      tonya.r.parker@bankofamerica.com

                   with a copy to:

                   Bank of America, N.A.
                   901 Main Street, 66th Floor
                   Dallas, Texas 75202
                   Attn:    Portfolio Management, Dan Killian
                   Telephone:       (214) 209-0978
                   Facsimile:       (214) 209-0980
                   Electronic:      daniel.m.killian@bankofamerica.com


          (xxvi) If to a Lender, at its address shown below its name on the signature pages hereof, or if applicable, set forth in its Assignment Agreement.

EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, its Subsidiaries, the Administrative Lender and the Lenders. The Administrative Lender may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

LIMITED USE OF ELECTRONIC MAIL. Electronic mail and internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose. Expenses. The Borrower shall promptly pay:

all reasonable out-of-pocket expenses of the Administrative Lender in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of Advances hereunder, including without limitation the reasonable fees and disbursements of Special Counsel; all reasonable out-of-pocket expenses and attorneys' fees of the Administrative Lender in connection with the administration of the transactions contemplated in this Agreement and the other Loan Documents and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Lenders relating to this Agreement or the other Loan Documents; and all costs, out-of-pocket expenses and attorneys' fees of the Administrative Lender and each Lender incurred for enforcement, collection, restructuring, refinancing and "work-out", or otherwise incurred in obtaining performance under the Loan Documents, and all costs and out-of-pocket expenses of collection if default is made in the payment of the Revolving Credit Notes, which in each case shall include without limitation fees and expenses of consultants, counsel for the Administrative Lender and any Lender, and administrative fees for the Administrative Lender. The obligations of the Borrower under this Section 11.2 shall survive termination of the Commitment and payment in full of the Obligations.

WAIVERS. The rights and remedies of the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Lender or any Lender in exercising any right shall operate as a waiver of such right. The Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any funding of a request for an Advance. In the event that any Lender decides to fund an Advance or the Issuing Bank decides to issue a Letter of Credit at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by such Lender or the Issuing Bank shall not be deemed to constitute an undertaking by the Lender to fund any further requests for Advances or by the Issuing Bank to issue any additional Letters of Credit or preclude the Lenders from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Lenders shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by the Lenders at variance with the terms of the Agreement such as to require further notice by the Lenders of the Lenders' intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of the Administrative Lender or the Lenders, in their discretion, to exercise any rights available to them under this Agreement or under any other agreement, whether or not the Administrative Lender or any of the Lenders are a party thereto, relating to the Borrower.

DETERMINATION BY THE LENDERS CONCLUSIVE AND BINDING. Any material determination required or expressly permitted to be made by the Administrative Lender or any Lender under this Agreement shall be made in its reasonable judgment and in good faith, and shall when made, absent manifest error, be conclusive and binding on all parties.

SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Lender and any subsequent holder of any Revolving Credit Note, and any assignee or participant in any Revolving Credit Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or any other Person, any such notice being hereby expressly waived, to set-off, appropriate and apply any deposits (general or special (except trust and escrow accounts), time or demand, including without limitation Debt evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Debt at any time held or owing by such Lender or holder to or for the credit or the account of the Borrower, against and on account of the Obligations and other liabilities of the Borrower to such Lender or holder, irrespective of whether or not (a) the Lender or holder shall have made any demand hereunder, or
(b) the Lender or holder shall have declared the principal of and interest on the Advances and other amounts due hereunder to be due and payable as permitted by Section 8.2 and although such obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by any Lender or by any assignee, participant or subsequent holder of any Revolving Credit Note shall be subject to pro rata treatment of all Obligations and other liabilities hereunder.

SUCCESSORS AND ASSIGNS.
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement. Any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment and Advances (including for purposes of this subsection (b), participations in Reimbursement Obligations) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning lender's portion of the Commitment and the Advances at the time owing to it or in the case of an assignment to a Lender or a Lender Affiliate or an Approved Fund with respect to a Lender, the aggregate amount of the portion of the Commitment (which for this purpose includes Advances outstanding thereunder) subject to each such assignment, determined as of the date of the Assignment Agreement with respect to such assignment is delivered to the Administrative Lender, shall not be less than $5,000,000 unless each of the Administrative Lender and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Advances (including such Lender's participations in the Reimbursement Obligations) or the portion of the Commitment assigned, and (iii) the parties to each assignment shall execute and deliver to the Administrative Lender an Assignment Agreement, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Lender pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment Agreement, the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment Agreement, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment Agreement, be released from its obligations under this Agreement (and, in the case of an Assignment Agreement covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections
9.6 (which accrued to such Lender prior to such assignment), 5.10 and 11.2 hereof). Upon request, the Borrower (at its expense) shall execute and deliver new or replacement Revolving Credit Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section. The Administrative Lender, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Lender's office a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Advances and Reimbursement Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

Any Lender may, without the consent of, or notice to, the Borrower or the Administrative Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its commitment and/or the Advances (including such Lender's participations in Reimbursement Obligations) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant, (ii) reduce the principal, interest, fees or other amounts payable to such Participant, or (iii) release any Guarantor from the Subsidiary Guaranty. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9, 2.15 and Article 9 hereof to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection
(b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.5 hereof as though it were a Lender. A Participant shall not be entitled to receive any greater payment under Section
2.5 or Article 9 hereof than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Revolving Credit Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, without the requirement for notice to or consent of any Person or the payment of any fee; provided that no such pledge or assignment shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If the consent of the Borrower to an assignment or to an Eligible Assignee is required hereunder (including a consent to an assignment which does not meet the minimum assignment threshold specified in clause (i) of the proviso to the first sentence of Section 11.6(b)), the Borrower shall be deemed to have given its consent ten Business Days after the date notice thereof has been delivered by the assigning Lender (through the Administrative Lender) unless such consent is expressly refused by the Borrower prior to such tenth Business Day. As used herein, the following terms have the following meanings:

          "Eligible Assignee" means (a) a Lender; (b) a Lender Affiliate; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Administrative Lender and the Issuing Bank and, unless (x) such Person is taking delivery of an assignment in connection with physical settlement of a derivatives transaction or (y) an Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed).

          "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

          "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) a Lender Affiliate or (c) an entity or an affiliate of an entity that administers or manages a Lender.

COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

SEVERABILITY. Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

INTEREST AND CHARGES. It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in any Loan Documents, no Lender shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Maximum Amount. If any Lender or participant ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Maximum Amount, the Borrower and the Lenders shall, to the maximum extent permitted under Applicable Law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Obligations so that the interest rate is uniform throughout the entire term of the Obligations; provided, however, that if the Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, the Lenders shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Obligations owing, and, in such event, the Lenders shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Maximum Amount. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained in the Loan Documents.

HEADINGS. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

AMENDMENT AND WAIVER. The provisions of this Agreement may not be amended, modified or waived except by the written agreement of the Borrower and the Determining Lenders; provided, however, that no such amendment, modification or waiver shall be made (a) without the consent of each Lender directly affected thereby, if it would (i) increase the Specified Percentage or commitment of such Lender, or (ii) extend the date of maturity of, extend the due date for any payment of principal or interest on, reduce the amount of any installment of principal or interest on, or reduce the rate of interest on, any Advance or Reimbursement Obligation owing to such Lender or reduce any other amount owing to such Lender under any Loan Documents; or (b) without the consent of all Lenders, if it would (i) release any security for or guaranty of the Obligations (except pursuant to this Agreement), or (ii) revise this Section 11.11, or (iii) waive, extend or postpone the date for payment of any of the Obligations, or
(vii) amend the definition of Determining Lenders; or (c) without the consent of the Administrative Lender, if it would alter the rights, duties or obligations of the Administrative Lender; or (d) without the consent of an Issuing Bank, if it would alter the rights, duties, or obligations of such Issuing Bank. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by the Administrative Lender and, in the case of an amendment, by the Borrower.

EXCEPTION TO COVENANTS. Neither the Borrower nor any Subsidiary shall be deemed to be permitted to take any action or fail to take any action which is permitted as an exception to any of the covenants contained herein or which is within the permissible limits of any of the covenants contained herein if such action or omission would result in the breach of any other covenant contained herein.

NO LIABILITY OF ISSUING BANK. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank nor any Lender nor any of their respective officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by any Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit, except for any payment made upon the Issuing Bank's gross negligence or willful misconduct; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against an Issuing Bank, and an Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) such Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment to the Administrative Lender or any Lender, or the Administrative Lender or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Lender or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Lender upon demand its applicable share of any amount so recovered from or repaid by the Administrative Lender, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.

NO STRICT CONSTRUCTION. The parties (directly and through their counsel) hereto have participated jointly in the negotiating and drafting of this Agreement and the other Loan Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Loan Documents shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any other Loan Document.

FOREIGN LENDERS. Each Lender that is a "foreign corporation, partnership or trust" within the meaning of the Code (a "Foreign Lender") shall deliver to the Administrative Lender, prior to receipt of any payment subject to withholding under the Code (or after accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Lender that such Person is entitled to an exemption from, or reduction of, U.S. withholding tax. Thereafter and from time to time, each such Person shall (a) promptly submit to the Administrative Lender such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Lender of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (b) promptly notify the Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (c) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Lender may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Lender did not properly withhold any tax or other amount from payments made in respect of such Person, such Person shall indemnify the Administrative Lender therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Lender. The obligation of the Lenders under this Section shall survive the payment of all Obligations and the resignation or replacement of the Administrative Lender.

CONFIDENTIALITY. Each of the Administrative Lender and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclose is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by an regulatory authority; (c) to the extent required by Applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement;
(e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Lender or any Lender on a nonconfidential basis from a source other than the Borrower that is not known to such Administrative Lender or Lender to be subject to an obligation to keep such information confidential; or
(i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its affiliates. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower, any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Lender or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified in writing at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 11.17 shall be considered to have complied with its obligations to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS; PROVIDED THAT THE ADMINISTRATIVE LENDER AND EACH LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW AND PROVIDED, FURTHER, HOWEVER, IT IS AGREED THAT THE PROVISIONS OF CHAPTER 346 OF THE TEXAS FINANCE CODE, AS AMENDED, SHALL NOT APPLY TO THE ADVANCES, THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. WITHOUT EXCLUDING ANY OTHER JURISDICTION, THE BORROWER AGREES THAT THE STATE AND FEDERAL COURTS OF TEXAS LOCATED IN DALLAS, TEXAS SHALL HAVE JURISDICTION OVER PROCEEDINGS IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS.

WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE ADMINISTRATIVE LENDER AND THE LENDERS HEREBY KNOWINGLY VOLUNTARILY, IRREVOCABLY AND INTENTIONALLY WAIVE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM ARISING OUT OF OR RELATED TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT TO EACH LENDER ENTERING INTO THIS AGREEMENT AND MAKING ANY ADVANCES HEREUNDER.

ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT, TOGETHER WITH THE OTHER LOAN DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL

AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

IN WITNESS WHEREOF, this Credit Agreement is executed as of the date first set forth above.

BORROWER:

                                   BUTLER MANUFACTURING COMPANY



                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

ADMINISTRATIVE LENDER:

                                   BANK OF AMERICA, N.A., as Administrative
                                   Lender



                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

LENDERS:

                                    BANK OF AMERICA, N.A., as a Lender and as the Issuing Bank

Specified Percentage:
                                   53.84615384%
                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                   901 Main Street, 67th Floor
                                   Dallas, Texas 75202

                                   COMMERCE BANK, N.A.

Specified Percentage:
                                   23.07692308%
                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                   1000 Walnut Street

                                   Kansas City, Missouri 64105

                                   Attn:               Marty Nay

                                   FIRSTAR BANK, N.A.

Specified Percentage:
                                   23.07692308%
                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------



                                   1101 Walnut, 7th Floor

                                   Kansas City, Missouri 64106

                                   Attn:                Bruce A. Easterly





================================================================================

                                                                       EXHIBIT A

                          FORM OF REVOLVING CREDIT NOTE

$
 ---------------------                                    ----------------------
FOR VALUE RECEIVED, BUTLER MANUFACTURING COMPANY, a Delaware corporation (the "Borrower"), hereby promises to pay to the order of ___________________________ (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of __________________Dollars ($____________), or such lesser principal amount of Advances (as defined in such Credit Agreement) due and payable by the Borrower to the Lender on the Maturity Date under that certain Credit Agreement, dated as of June 20, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Advance from the date of such Advance until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Lender for the account of the Lender in Dollars in immediately available funds at the Administrative Lender's office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the Default Rate set forth in the Agreement.

This Note is one of the Revolving Credit Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein. This Note is also entitled to the benefits of the Subsidiary Guaranty. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Advances made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Revolving Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, intent to accelerate, acceleration, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.


                                   BUTLER MANUFACTURING COMPANY





                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------

                REVOLVING LOANS AND PAYMENTS WITH RESPECT THERETO


                                                                              Amount of        Outstanding
                                                                              ----------       ------------
                                                                            Principal or        Principal
                                                                            ------------        ---------
        Date           Type of Loan     Amount of Loan    End of Interest   Interest Paid      Balance This
        ----           ------------     --------------    ---------------   -------------      ------------
                           Made              Made             Period          This Date            Date         Notation Made By
--------------------------------------------------------------------------------------------------------------------------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------

-------------------   ---------------   ---------------   ---------------    ------------      -------------   -----------------


================================================================================

================================================================================
                                                                       EXHIBIT B

                               SUBSIDIARY GUARANTY

SUBSIDIARY GUARANTY (this "Guaranty"), dated as of _____________, 2001, made by each of the parties listed on the signature pages hereof (collectively, the "Guarantors", and each, a "Guarantor"), in favor of the Guarantied Parties referred to below.

                                   WITNESSETH:

WHEREAS, Butler Manufacturing Company, a Delaware corporation (the "Borrower"), has entered into a Credit Agreement, dated as of June 20, 2001, among the Lenders party thereto, and Bank of America, N.A., as the administrative lender (the "Administrative Lender") for the Lenders (said Credit Agreement, as it may be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", and capitalized terms not defined herein but defined therein being used herein as therein defined); and

WHEREAS, the Borrower, directly or indirectly, owns beneficially and of record more than 50% of the capital stock of the Guarantors, and the Borrower and each of the Guarantors are members of the same consolidated group of companies and are engaged in operations which require financing on a basis in which credit can be made available from time to time to the Borrower and the Guarantors, and the Guarantors will derive direct and indirect economic benefit from the Advances and Letters of Credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make Advances and issue and/or participate Letters of Credit under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty; and

WHEREAS, the Lenders, the Administrative Lender and any Lender Affiliate entering into a Swap Contract (provided that such Lender was a Lender at the time such Swap Contract was entered into) with the Borrower or any Affiliate of the Borrower are herein referred to as the "Guarantied Parties";

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make Advances and issue and/or participate in Letters of Credit, the Guarantors hereby agree as follows:

GUARANTY. The Guarantors hereby jointly and severally unconditionally and irrevocably guarantee the full and prompt payment when due, whether at stated maturity, by acceleration or otherwise, of, and the performance of, (a) the Obligations, whether now or hereafter existing and whether for principal, interest, fees, expenses or otherwise, (b) any and all reasonable out-of-pocket expenses (including, without limitation, reasonable expenses and reasonable counsel fees and expenses of the Administrative Lender and the Lenders) incurred by any of the Guarantied Parties in enforcing any rights under this Guaranty and (c) all present and future amounts that would become due but for the operation of Section 502 or 506 or any other provision of Chapter 11 of Title 11 of the United States Code, as amended (the "Bankruptcy Code"), and all present and future accrued and unpaid interest, including, without limitation, all post-petition interest if the Borrower or any Guarantor voluntarily or involuntarily becomes subject to any Debtor Relief Laws (the items set forth in clauses (a), (b) and (c) immediately above being herein referred to as the "Guarantied Obligations"). Upon failure of the Borrower to pay any of the Guarantied Obligations when due after the giving by the Administrative Lender and/or the Lenders of any notice and the expiration of any applicable cure period in each case provided for in the Credit Agreement and other Loan Documents (whether at stated maturity, by acceleration or otherwise), the Guarantors hereby further jointly and severally agree to promptly pay the same, without any demand or notice whatsoever, including without limitation, any notice having been given to the Guarantor of either the acceptance by the Guarantied Parties of this Guaranty or the creation or incurrence of any of the Obligations. This Guaranty is an absolute guaranty of payment and performance and not a guaranty of collection, meaning that it is not necessary for the Guarantied Parties, in order to enforce payment by the Guarantors, first or contemporaneously to accelerate payment of any of the Guarantied Obligations, to institute suit or exhaust any rights against any the Borrower or any Guarantor, or to enforce any rights against any Collateral. Notwithstanding anything herein or in any other Loan

Document to the contrary, in any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Section 1 would otherwise, taking into account the provisions of Section 10 hereof, be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Section 1, then the amount of such liability shall, without any further action by such Guarantor, any Lender, the Administrative Lender or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

GUARANTY ABSOLUTE. Each Guarantor guaranties that the Guarantied Obligations will be paid strictly in accordance with the terms of the Credit Agreement, the Revolving Credit Notes and the other Loan Documents, without set-off or counterclaim, and regardless of any Applicable Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Guarantied Parties with respect thereto. The liability of each Guarantor under this Guaranty shall be absolute and unconditional irrespective of: any lack of validity or enforceability of any provision of any other Loan Document or any other agreement or instrument relating to any Loan Document, or avoidance or subordination of any of the Guarantied Obligations; any change in the time, manner or place of payment of, or in any other term of, or any increase in the amount of, all or any of the Guarantied Obligations, or any other amendment or waiver of any term of, or any consent to departure from any requirement of, the Credit Agreement, the Revolving Credit Notes or any of the other Loan Documents; any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other guaranty of, or any consent to departure from any requirement of any other guaranty of, all or any of the Guarantied Obligations; the absence of any attempt to collect any of the Guarantied Obligations from the Borrower or from any other Guarantor or any other action to enforce the same or the election of any remedy by any of the Guarantied Parties; any waiver, consent, extension, forbearance or granting of any indulgence by any of the Guarantied Parties with respect to any provision of any other Loan Document; the election by any of the Guarantied Parties in any proceeding under the Bankruptcy Code of the application of section 1111(b)(2) of the Bankruptcy Code; any borrowing or grant of a security interest by the Borrower, as debtor-in-possession, under section 364 of the Bankruptcy Code; or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a borrower or a guarantor other than payment or performance of the Obligations.


WAIVER. Each Guarantor hereby (i) waives (A) promptness, diligence, notice of acceptance and any and all other notices, including, without limitation, notice of intent to accelerate and notice of acceleration, with respect to any of the Obligations or this Guaranty, (B) any requirement that any of the Guarantied Parties protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Borrower, any other Guarantor or any other Person or any Collateral,
(C) the filing of any claim with a court in the event of receivership or bankruptcy of the Borrower, any other Guarantor or any other Person, (D) protest or notice with respect to nonpayment of all or any of the Guarantied Obligations, (E) the benefit of any statute of limitation, (F) all demands whatsoever (and any requirement that demand be made on the Borrower, any other Guarantor or any other Person as a condition precedent to such Guarantor's obligations hereunder), (G) all rights by which any Guarantor might be entitled to require suit on an accrued right of action in respect of any of the Guarantied Obligations or require suit against the Borrower or any other Guarantor or Person, whether arising pursuant to Section 3402 of the Texas Business and Commerce Code, as amended, Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, Rule 31 of the Texas Rules of Civil Procedure, as amended, or otherwise, (H) any defense based upon an election of remedies by any Guarantied Party, or (I) notice of any events or circumstances set forth in clauses (a) through (h) of Section 2 hereof; and (ii) covenants and agrees that, except as set forth in Section 11 hereof, this Guaranty will not be discharged except by complete payment and performance of the Guarantied Obligations and any other obligations of such Guarantor contained herein. If, in the exercise of any of its rights and remedies, any of the Guarantied Parties shall forfeit any of its rights or remedies, including, without limitation, its right to enter a deficiency judgment against the Borrower, any other Guarantor or any other Person, whether because of any Applicable Law pertaining to "election of remedies" or the like, each Guarantor hereby consents to such action by such Guarantied Party and waives any claim based upon such action. Any election of remedies which results in the denial or impairment of the right of such Guarantied Party to seek a deficiency judgment against the Borrower shall not impair the obligation of such Guarantor to pay the full amount of the Guarantied Obligations or any other obligation of such Guarantor contained herein. In the event any of the Guarantied Parties shall bid at any foreclosure or trustee's sale or at any private sale permitted by law or under any of the Loan Documents, to the extent not prohibited by Applicable Law, such Guarantied Party may bid all or less than the amount of the Guarantied Obligations and the amount of such bid, if successful, need not be paid by such Guarantied Party but shall be credited against the Guarantied Obligations. Each Guarantor agrees that notwithstanding the foregoing and without limiting the generality of the foregoing if, after the occurrence and during the continuance of an Event of Default, the Guarantied Parties are prevented by Applicable Law from exercising their respective rights to accelerate the maturity of the Guarantied Obligations, to collect interest on the Guarantied Obligations, or to enforce or exercise any other right or remedy with respect to the Guarantied Obligations, or the Administrative Lender is prevented from taking any action to realize on the Collateral, such Guarantor agrees to pay to the Administrative Lender for the account of the Guarantied Parties, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Guarantied Parties. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower and of each other Guarantor of all or any part of the Guarantied Obligations, and of all other circumstances bearing upon the risk of nonpayment of the Guarantied Obligations or any part thereof, that diligent inquiry would reveal. Each Guarantor hereby agrees that the Guarantied Parties shall have no duty to advise any Guarantor of information known to any of the Guarantied Parties regarding such condition or any such circumstance. In the event that any of the Guarantied Parties in its sole discretion undertakes at any time or from time to time to provide any such information to any Guarantor, such Guarantied Party shall be under no obligation (i) to undertake any investigation not a part of its regular business routine, (ii) to disclose any information which, pursuant to accepted or reasonable banking or commercial finance practices, such Guarantied Party wishes to maintain as confidential, or
(iii) to make any other or future disclosures of such information or any other information to such Guarantor. Each Guarantor consents and agrees that the Guarantied Parties shall be under no obligation to marshal any assets in favor of any Guarantor or otherwise in connection with obtaining payment of any or all of the Guarantied Obligations from any Person or source.

REPRESENTATIONS AND WARRANTIES. Each Guarantor hereby represents and warrants to the Guarantied Parties that the representations and warranties set forth in
Article 4 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party are true and correct in all material respects in the manner specified in the Credit Agreement and the Guarantied Parties shall be entitled to rely on each of them as if they were fully set forth herein.

AMENDMENTS, ETC. No amendment or waiver of any provision of this Guaranty nor consent to any departure by any Guarantor here from shall in any event be effective unless the same shall be in writing, approved by the Determining Lenders (or by all the Lenders where the approval of each Lender is required under the Credit Agreement) and signed by the Administrative Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

ADDRESSES FOR NOTICES. All notices and other communications provided for hereunder shall be effectuated in the manner provided for in Section 11.1 of the Credit Agreement, provided that if a notice or communication hereunder is sent to a Guarantor, said notice shall be addressed to such Guarantor, in care of the Borrower.

NO WAIVER; REMEDIES.
No failure on the part of any Guarantied Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Applicable Law or any of the other Loan Documents. No waiver by the Guarantied Parties of any default shall operate as a waiver of any other default or the same default on a future occasion, and no action by any of the Guarantied Parties permitted hereunder shall in way affect or impair any of the rights of the Guarantied Parties or the obligations of any Guarantor under this Guaranty or under any of the other Loan Documents, except as specifically set forth in any such waiver. Any determination by a court of competent jurisdiction of the amount of any principal and/or interest or other amount constituting any of the Guarantied Obligations shall be conclusive and binding on each Guarantor irrespective of whether such Guarantor was a party to the suit or action in which such determination was made.

RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default under the Credit Agreement, each of the Guarantied Parties is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set-off and apply any and all deposits (general or special (except trust and escrow accounts), time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Guarantied Party to or for the credit or the account of each Guarantor against any and all of the obligations of each Guarantor now or hereafter existing under this Guaranty, irrespective of whether or not such Guarantied Party shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured; provided, however, such Guarantied Party shall promptly notify such Guarantor and the Borrower after such set-off and the application made by such Guarantied Party. The rights of each Guarantied Party under this Section 8 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Guarantied Party may have.

CONTINUING GUARANTY; TRANSFER OF REVOLVING CREDIT NOTES. Subject to Section 11, this Guaranty is a continuing guaranty and shall remain in full force and effect until payment in full of the Obligations after the Maturity Date, (ii) be binding upon each Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by the Guarantied Parties and their respective successors, transferees, and permitted assigns. Without limiting the generality of the foregoing clause (iii), each of the Guarantied Parties may assign or otherwise transfer any Revolving Credit Note held by it or the Guarantied Obligations owed to it to any other Person, and such other Person shall thereupon become vested with all the rights in respect thereof granted to such Guarantied Party herein or otherwise with respect to such of the Revolving Credit Notes and the Guarantied Obligations so transferred or assigned, subject, however, to compliance with the provisions of Section 11.6 of the Credit Agreement in respect of assignments. No Guarantor may assign any of its obligations under this Guaranty without first obtaining the written consent of the Lenders as set forth in the Credit Agreement.

REIMBURSEMENT. To the extent that any Guarantor shall be required to repay a portion of the Advances which shall exceed the greater of (a) the amount of such Advances actually received by such Guarantor and (b) the amount which such Guarantor would otherwise have paid if such Guarantor had repaid the aggregate amount of such Advances (excluding the amount thereof repaid by the Borrower) in the same proportion as such Guarantor's net worth immediately after the later of the Agreement Date or the date such Guarantor becomes a party to this Guaranty bears to the aggregate net worth of the Guarantors (calculated for each Guarantor based on such Guarantor's net worth immediately after the later of the Agreement Date or the date such Guarantor becomes a party to this Guaranty), then such Guarantor shall be reimbursed by the other Guarantors for the amount of such excess, pro rata, based on their respective net worth immediately after the Agreement Date or the date such Guarantor becomes a party to this Guaranty, as applicable. This Section 10 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 10 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay to the Guarantied Parties the Guarantied Obligations as and when the same shall become due and payable in accordance with the terms hereof.

REINSTATEMENT. This Guaranty shall remain in full force and effect and continue to be effective should any petition be filed by or against the Borrower or any Guarantor for liquidation or reorganization, should the Borrower or any Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Borrower or any Guarantor's assets, and shall, to the fullest extent permitted by Applicable Law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to Applicable Law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligees of the Obligations or such part thereof, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Guarantied Obligations shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

SUBMISSION TO JURISDICTION; JURY TRIAL.
Any legal action or proceeding with respect to this Guaranty or any document related thereto may be brought in the United States Federal or State Courts sitting in Dallas, Texas, and, each of the Guarantors and Guarantied Parties hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the Guarantors and Guarantied Parties hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Nothing contained in this Section 13 shall affect the right of any Guarantor or Guarantied Party to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against any other party or its property in any other jurisdiction.

THE ADMINISTRATIVE LENDER, THE GUARANTORS AND GUARANTIED PARTIES EACH, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON OR ARISING OUT OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT.

SECTION TITLES. The Section titles contained in this Guaranty are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Guaranty.

EXECUTION IN COUNTERPARTS. This Guaranty may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same Guaranty.

MISCELLANEOUS. All references herein to the Borrower or to any Guarantor shall include their respective successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession of or for the Borrower or such Guarantor. All references to the singular shall be deemed to include the plural where the context so requires.

SUBROGATION AND SUBORDINATION.
SUBROGATION. Notwithstanding any reference to subrogation contained herein to the contrary, until the Release Date, each Guarantor hereby irrevocably waives any claim or other rights which it may have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of any Lender against the Borrower or any collateral which any Lender now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statutes or common law, including without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Guarantor in violation of the preceding sentence and the Guarantied Obligations shall not have been paid in full, such amount shall be deemed to have been paid to such Guarantor for the benefit of, and held in trust for the benefit of, the Lenders, and shall forthwith be paid to the Administrative Lender to be credited and applied upon the Guarantied Obligations, whether matured or unmatured, in accordance with the terms of the Credit Agreement. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section 17(a) is knowingly made in contemplation of such benefits.

SUBORDINATION. All debt and other liabilities of the Borrower to any Guarantor ("Borrower Debt") are expressly subordinate and junior to the Guarantied Obligations and any instruments evidencing the Borrower Debt to the extent provided below.

          (xxvii) Until the Release Date, each Guarantor agrees that it will not request, demand, accept, or receive (by set-off or other manner) any payment amount, credit or reduction of all or any part of the amounts owing under the Borrower Debt or any security therefor, except as specifically allowed pursuant to clause (ii) below;

          (xxviii) Notwithstanding the provisions of clause (i) above, the Borrower may pay to the Guarantors and the Guarantors may receive and retain from the Borrower payments on the Borrower Debt, provided that the Borrower's right to pay and the

     Guarantors' right to receive any such amount shall automatically and be immediately suspended and cease (A) upon the occurrence and during the continuance of a Default or (B) if, after taking into account the effect of such payment, a Default would occur and be continuing. The Guarantors' right to receive amounts under this clause (ii) (including any amounts which theretofore may have been suspended) shall automatically be reinstated in such time as the Default which was the basis of such suspension has been cured or waived (provided that no subsequent Default or Event of Default has occurred) or such earlier date, if any, and the Administrative Lender gives notice to the Guarantors of reinstatement by the Determining Lenders, in the Determining Lenders' sole discretion;

     (xxix) If any Guarantor receives any payment on the Borrower Debt in violation of this Guaranty, such Guarantor will hold such payment in trust for the Lenders and will immediately deliver such payment to the Administrative Lender; and

     (xxx) In the event of the commencement or joinder of any suit, action or proceeding of any type (judicial or otherwise) or proceeding under any Debtor Relief Law (an "Insolvency Proceeding") and subject to court orders issued pursuant to the Bankruptcy Code, the Guarantied Obligations shall first be paid, discharged and performed in full before any payment or performance is made upon the Borrower Debt notwithstanding any other provisions which may be made in such Insolvency Proceeding. In the event of any Insolvency Proceeding, each Guarantor will at any time prior to the Release Date (A) file, at the request of any Guarantied Party, any claim, proof of claim or similar instrument necessary to enforce the Borrower's obligation to pay the Borrower Debt, and (B) hold in trust for and pay to the Guarantied Parties any and all monies, obligations, property, stock dividends or other assets received in any such proceeding on account of the Borrower Debt in order that the Guarantied Parties may apply such monies or the cash proceeds of such other assets to the Guarantied Obligations.

GUARANTOR INSOLVENCY. Should any Guarantor voluntarily seek, consent to, or acquiesce in the benefits of any Debtor Relief Law or become a party to or be made the subject of any proceeding provided for by any Debtor Relief Law (other than as a creditor or claimant) that could suspend or otherwise adversely affect the rights of any Lender granted hereunder, then, the obligations of such Guarantor under this Guaranty shall be, as between such Guarantor and such Lender, a fully-matured, due, and payable obligation of such Guarantor to such Lender (without regard to whether the Borrower is then in default under the Credit Agreement or whether any part of the Guarantied Obligations is then due and owing by the Borrower to such Lender), payable in full by such Guarantor to such Lender upon demand, which shall be the estimated amount owing in respect of the contingent claim created hereunder.

RATE PROVISION. It is not the intention of any Lender to make an agreement violative of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Guaranty, no Lender shall ever be entitled to contract, charge, receive, collect or apply, as interest on the Guarantied Obligations, any amount in excess of the Highest Lawful Rate. In no event shall any Guarantor be obligated to pay any amount in excess of the Highest Lawful Rate. If from any circumstance, the Administrative Lender or any Lender shall ever receive, collect or apply anything of value deemed excess interest under Applicable Law, an amount equal to such excess shall be applied to the reduction of the principal amount of outstanding Advances, and any remainder shall be promptly refunded to the payor. In determining whether or not interest paid or payable with respect to the Guarantied Obligations, under any specified contingency, exceeds the Highest Lawful Rate, the Guarantors and the Lenders shall, to the maximum extent permitted by Applicable Law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such Guarantied Obligations so that the interest paid on account of such Guarantied Obligations does not exceed the Highest Lawful Rate and/or (c) allocate interest between portions of such Guarantied Obligations; provided that if the Guarantied Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, the Lenders shall refund to the payor the amount of such excess or credit the amount of such excess against the total principal amount owing, and, in such event, no Lender shall be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the Highest Lawful Rate.

SEVERABILITY. Any provision of this Guaranty which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

ENTIRE AGREEMENT. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES REGARDING THE SUBJECT MATTER HEREIN AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

CONFLICTS. If in the event of a conflict between the terms and conditions of this Guaranty and the terms and conditions of the Credit Agreement, the terms and conditions of the Credit Agreement shall control.

================================================================================
                   REMAINDER OF PAGE LEFT INTENTIONALLY BLANK
================================================================================

IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer on the date first above written.


                                   Guarantor



                                   By:
                                      ------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


================================================================================